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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                          MISYS HOSPITAL SYSTEMS, INC.,

                            MISYS HEALTHCARE SYSTEMS
                            (INTERNATIONAL) LIMITED,

                                   MISYS PLC,

                                PST PRODUCTS, LLC

                                       AND

                            PER-SE TECHNOLOGIES, INC.

                            DATED AS OF JUNE 18, 2003

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                                TABLE OF CONTENTS

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
ARTICLE 1 PURCHASE AND SALE OF ASSETS............................................................................      1

   1.1    PURCHASE AND SALE OF ASSETS............................................................................      1
   1.2    EXCLUDED ASSETS........................................................................................      3

ARTICLE 2 ASSUMPTION OF LIABILITIES..............................................................................      3

   2.1    ASSUMPTION.............................................................................................      3
   2.2    EXCLUDED LIABILITIES...................................................................................      4

ARTICLE 3 CALCULATION AND PAYMENT OF PURCHASE PRICE..............................................................      5

   3.1    PURCHASE PRICE.........................................................................................      5
   3.2    PAYMENT OF ESTIMATED PURCHASE PRICE....................................................................      5
   3.3    DETERMINATION OF FINAL PURCHASE PRICE..................................................................      5
   3.4    RECONCILIATION OF ESTIMATED AND FINAL PURCHASE PRICE; OTHER ADJUSTMENTS................................      6
   3.5    ALLOCATION OF PURCHASE PRICE...........................................................................      7

ARTICLE 4 PROCEDURE FOR CLOSING..................................................................................      8

   4.1    TIME AND PLACE OF CLOSING..............................................................................      8
   4.2    TRANSACTIONS AT THE CLOSING............................................................................      8

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................      8

   5.1    ORGANIZATION AND QUALIFICATION.........................................................................      8
   5.2    AUTHORITY; NO CONFLICTS................................................................................      9
   5.3    SUBSIDIARIES; JOINT VENTURES...........................................................................      9
   5.4    FINANCIAL STATEMENTS...................................................................................     10
   5.5    ASSIGNED ACCOUNTS RECEIVABLE...........................................................................     10
   5.6    PERSONAL PROPERTY......................................................................................     10
   5.7    ABSENCE OF UNDISCLOSED LIABILITIES.....................................................................     11
   5.8    ASSIGNED CONTRACTS.....................................................................................     11
   5.9    INTELLECTUAL PROPERTY..................................................................................     13
   5.10   LEASED REAL PROPERTY...................................................................................     14
   5.11   ENVIRONMENTAL MATTERS..................................................................................     16
   5.12   LITIGATION.............................................................................................     18
   5.13   ABSENCE OF CHANGES.....................................................................................     19
   5.14   INSURANCE..............................................................................................     21
   5.15   LABOR MATTERS..........................................................................................     21
   5.16   EMPLOYEE BENEFIT PLANS.................................................................................     22
   5.17   TAXES..................................................................................................     24
   5.18   COMPLIANCE WITH LAWS; PERMITS AND ORDERS...............................................................     24
   5.19   UNCLAIMED OR ABANDONED PROPERTY; ESCHEAT...............................................................     24
   5.20   PRIVACY OF CUSTOMER INFORMATION........................................................................     25
   5.21   GOVERNMENTAL APPROVAL AND CONSENTS.....................................................................     25
   5.22   ACQUIRED ASSETS........................................................................................     25
   5.23   PRODUCTS...............................................................................................     26
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   5.24   SUPPLIERS..............................................................................................     27
   5.25   NO GUARANTEES..........................................................................................     27
   5.26   RECORDS................................................................................................     27
   5.27   BROKERS AND FINDERS....................................................................................     27
   5.28   DISCLOSURE.............................................................................................     28

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................     28

   6.1    ORGANIZATION AND QUALIFICATION.........................................................................     28
   6.2    AUTHORITY..............................................................................................     28
   6.3    LITIGATION.............................................................................................     29
   6.4    GOVERNMENTAL APPROVAL AND CONSENTS.....................................................................     29
   6.5    BROKERS AND FINDERS....................................................................................     29
   6.6    DISCLOSURE.............................................................................................     29

ARTICLE 7 COVENANTS..............................................................................................     29

   7.1    ACCESS AND INFORMATION.................................................................................     29
   7.2    CONDUCT OF BUSINESS PRIOR TO CLOSING...................................................................     30
   7.3    CERTAIN ACTS PROHIBITED................................................................................     31
   7.4    OTHER TRANSACTIONS.....................................................................................     31
   7.5    NOTIFICATION OF CHANGES; SUPPLEMENTAL DISCLOSURE.......................................................     31
   7.6    CONSENTS...............................................................................................     31
   7.7    WARN NOTICE............................................................................................     33
   7.8    LANCASHIRE GUARANTY....................................................................................     33
   7.9    CUSTOMER CONTRACTS.....................................................................................     33
   7.10   CERTAIN EMPLOYEES......................................................................................     33
   7.11   SOFTWARE ESCROW CONTRACTS..............................................................................     33

ARTICLE 8 MUTUAL COVENANTS.......................................................................................     34

   8.1    GOVERNMENTAL FILINGS...................................................................................     34
   8.2    FURTHER MUTUAL COVENANTS...............................................................................     34
   8.3    PRORATIONS.............................................................................................     35
   8.4    ADDITIONAL STRADDLE CONTRACTS..........................................................................     35

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.......................................................     36

   9.1    CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES...................................................     36
   9.2    COMPLIANCE BY SELLER...................................................................................     36
   9.3    NO INJUNCTION; ETC.....................................................................................     37
   9.4    CONSENTS; AUTHORIZATIONS; APPROVAL OF LEGAL MATTERS....................................................     37
   9.5    INSTRUMENTS OF TRANSFER................................................................................     37
   9.6    CERTIFIED RESOLUTIONS..................................................................................     37
   9.7    ACQUISITION DOCUMENTS..................................................................................     37
   9.8    NO ADVERSE CHANGE......................................................................................     38
   9.9    FIRPTA CERTIFICATION...................................................................................     38

ARTICLE 10 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.........................................................     38

   10.1   CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES...................................................     38
   10.2   COMPLIANCE BY PURCHASER................................................................................     38
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                                       ii

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
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   10.3   NO INJUNCTION; ETC.....................................................................................     39
   10.4   CERTIFIED RESOLUTIONS..................................................................................     39
   10.5   ACQUISITION DOCUMENTS..................................................................................     39

ARTICLE 11 POST CLOSING MATTERS..................................................................................     39

   11.1   EMPLOYMENT OF EMPLOYEES................................................................................     39
   11.2   NON-SOLICITATION.......................................................................................     40
   11.3   DELIVERY OF BOOKS AND RECORDS..........................................................................     40
   11.4   VACATION PAY...........................................................................................     40
   11.5   PURCHASER'S BENEFIT PLANS..............................................................................     41
   11.6   MAINTENANCE OF BOOKS AND RECORDS.......................................................................     41
   11.7   DISCHARGE OF BUSINESS OBLIGATION.......................................................................     42
   11.8   PAYMENTS RECEIVED......................................................................................     42
   11.9   COOPERATION............................................................................................     42
   11.10  NON-COMPETITION........................................................................................     43
   11.11  USE OF BUSINESS NAME...................................................................................     43
   11.12  FURTHER ASSURANCES.....................................................................................     43
   11.13  SUBCONTRACTED SERVICES.................................................................................     43
   11.14  CONFIDENTIALITY........................................................................................     46
   11.15  TERMINATION OF CERTAIN EXCLUDED CONTRACTS; FUTURE HUMANITARIAN CITY ARRANGEMENTS.......................     46

ARTICLE 12 INDEMNIFICATION.......................................................................................     47

   12.1   OBLIGATIONS OF SELLER AND SELLER'S PARENT..............................................................     47
   12.2   LIMITATIONS ON SELLER'S INDEMNIFICATION................................................................     48
   12.3   OBLIGATIONS OF PURCHASER AND PURCHASER'S PARENT........................................................     48
   12.4   LIMITATIONS ON PURCHASER'S INDEMNIFICATION.............................................................     48
   12.5   ADJUSTMENTS TO INDEMNIFICATION PAYMENTS; SUBROGATION...................................................     49
   12.6   INDEMNIFICATION PROCEDURES.............................................................................     49
   12.7   TIME LIMITATION........................................................................................     51
   12.8   REMEDIES EXCLUSIVE.....................................................................................     51
   12.9   CHARACTERIZATION OF INDEMNITY PAYMENTS; TAX DISCLOSURE.................................................     51

ARTICLE 13 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.................................................................     52

   13.1   CONFIDENTIALITY........................................................................................     52
   13.2   PUBLIC ANNOUNCEMENTS...................................................................................     52

ARTICLE 14 TERMINATION...........................................................................................     52

   14.1   TERMINATION............................................................................................     52
   14.2   EFFECT OF TERMINATION..................................................................................     53

ARTICLE 15 GENERAL PROVISIONS....................................................................................     53

   15.1   DEFINITIONS............................................................................................     53
   15.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................     66
   15.3   OBLIGATIONS OF SELLER AND PURCHASER....................................................................     66
   15.4   ARBITRATION............................................................................................     67
   15.5   FEES AND EXPENSES......................................................................................     68

                                       iii

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   15.6   BULK SALES LAWS........................................................................................     69
   15.7   NOTICES................................................................................................     69
   15.8   ASSIGNMENT.............................................................................................     70
   15.9   NO BENEFIT TO OTHERS...................................................................................     71
   15.10  HEADINGS AND GENDER; CONSTRUCTION; INTERPRETATION......................................................     71
   15.11  COUNTERPARTS...........................................................................................     71
   15.12  INTEGRATION OF AGREEMENT...............................................................................     71
   15.13  GOVERNING LAW..........................................................................................     72
   15.14  PARTIAL INVALIDITY.....................................................................................     72
   15.15  INVESTIGATION..........................................................................................     72

                                       iv

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 18, 2003, among Misys Hospital Systems, Inc., a Pennsylvania corporation ("Purchaser"), Misys Healthcare Systems (International) Limited, a company organized under the laws of England and Wales ("UK Purchaser"), Misys plc, a company organized under the laws of England and Wales ("Purchaser's Parent") (only in respect of Article 12 and Section 15.3 hereof), Per-Se Technologies, Inc., a Delaware corporation ("Seller's Parent") (only in respect of Article 12 and Sections 11.12 and 15.3 hereof), and PST Products, LLC, a California limited liability company ("Seller").

         Seller and certain of its Subsidiaries are engaged in the business of providing clinical information software applications to acute care healthcare organizations through its Patient 1(R) product and related functionality, excluding the business associated with the Humanitarian City SIICA, the Japanese Distributor Agreements and the Brazilian Distributor Agreement (the "Business").

         Seller desires to sell and Purchaser and UK Purchaser desire to purchase the Business, its operations, and certain of the assets of Seller and its Subsidiaries used therein.

         Concurrently with the execution of this Agreement, Seller and Purchaser have entered into a Transition Services Agreement in the form of Exhibit A attached hereto, whereby Seller will provide Purchaser certain transition services from and after the Closing.

         Concurrently with the execution of this Agreement, each of the Employees listed on Exhibit B attached hereto has entered into an employment agreement with Purchaser.

         Certain capitalized terms used in this Agreement are defined in Section
15.1 of this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

1.1      PURCHASE AND SALE OF ASSETS

         Subject to the terms and conditions of this Agreement, at the Closing, Seller and its Subsidiaries shall sell, assign, transfer, convey, and deliver to Purchaser or UK Purchaser (in respect of the UK Lease), free and clear of all Liens other than Permitted

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Encumbrances, and Purchaser and UK Purchaser (as the case may be) shall purchase, acquire, and accept from Seller and its Subsidiaries, all of the right, title, and interest of Seller and its Subsidiaries in and to those assets, properties, rights, claims and Contracts of Seller and its Subsidiaries, whether tangible or intangible, or personal, real or mixed, used or held for use primarily in connection with the Business as the same may exist at the Effective Time, except Excluded Assets, including, without limitation:

         (a) the Real Property Leases listed on SCHEDULE 1.1(a) (the "Assigned Real Property Leases");

         (b) the Equipment listed on SCHEDULE 1.1(b) (the "Acquired Equipment");

         (c) all of the Contracts listed on SCHEDULE 1.1(c) (the "Assigned Contracts");

         (d) the Intellectual Property listed on SCHEDULE 1.1(d) (the "Assigned Intellectual Property");

         (e) the UK Lease;

         (f) the Books and Records of the Business (the "Acquired Books and Records");

         (g) the Permits used primarily in the Business (the "Assigned
Permits");

         (h) all prepaid expenses; security deposits, utility deposits and other deposits with respect to the Business and the Acquired Assets; all marketing and advertising materials, all supplies and miscellaneous assets with respect to the Business and the Acquired Assets; the Uniform Product Code Symbols of Seller and the use of any telephone numbers that are used solely in the operation of the Business;

         (i) the Accounts Receivable reflected on the Closing Balance Sheet and included in Working Capital (the "Assigned Accounts Receivable");

         (j) all of the Information;

         (k) all goodwill related to the Business;

         (l) the names "Patient 1(R)" and "Decision 1(R)" and all marks (whether registered or not registered), applications, registrations and goodwill associated therewith;

         (m) all other assets reflected on the Closing Balance Sheet; and

         (n) all work in process arising under the Assigned Contracts.

         All of the items described in this Section 1.1 to be purchased by Purchaser and which are not Excluded Assets are hereinafter collectively referred to as the "Acquired Assets."

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1.2      EXCLUDED ASSETS.

         Notwithstanding anything to the contrary in Section 1.1 hereof, the Acquired Assets shall not include, and Seller and its Subsidiaries shall not sell, assign, transfer, convey or deliver, and Purchaser and UK Purchaser shall not purchase, acquire or accept any rights, title or interests in or to any of the following assets, properties, rights, claims or Contracts of Seller or its Subsidiaries (collectively, the "Excluded Assets"):

         (a) all cash and cash equivalents;

         (b) the assets of any Employee Benefit Plan of Seller or any ERISA Affiliate thereof;

         (c) the assets and properties used in the Business that have been disposed of since the date of this Agreement, provided such disposition has been made in the Ordinary Course of Business in accordance with the terms hereof;

         (d) any rights that accrue or will accrue to Seller under this Agreement;

         (e) any rights to any of Seller's insurance policies, premiums, or proceeds from insurance coverages relating to the Business as conducted by Seller prior to the Effective Time;

         (f) any refunds or rights to refunds for periods prior to the Effective Time for any and all Taxes of Seller or its Subsidiaries;

         (g) any causes of action related to the Excluded Assets or causes of action with respect to the Acquired Assets or Business which arose or existed prior to the Effective Time, whether asserted or not;

         (h) any rights under the Assigned Contracts used or held for use primarily in connection with the businesses or operations of Seller or its Subsidiaries other than the Business;

         (i) the Humanitarian City SIICA, the Japanese Distributor Agreements and the Brazilian Distributor Agreement; or

         (j) any Accounts Receivable associated with the Humanitarian City SIICA, the Japanese Distributor Agreements and the Brazilian Distributor Agreement.

                                   ARTICLE 2
                            ASSUMPTION OF LIABILITIES

2.1      ASSUMPTION.

         At the Closing and effective at the Effective Time, Purchaser and UK Purchaser (in respect of Liabilities attributable to the UK Lease) shall assume and shall become

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responsible for the payment, performance and satisfaction of the following (and only the following) Liabilities, (collectively, the "Assumed Liabilities"):

         (i) The Balance Sheet Liabilities reflected on the Closing Balance Sheet, but only in the amount (individually and not in the aggregate) and only to the extent so reflected; and

         (ii) Subject to Section 7.6, all of the executory obligations and Liabilities of Seller and its Subsidiaries arising from and after the Effective Time, pursuant to (i) the terms of the Assigned Real Property Leases and (ii) the Assigned Contracts, but in each case excluding any Liabilities arising from or relating to any Default under the Assigned Real Property Leases or Assigned Contracts by Seller and its Subsidiaries.

2.2      EXCLUDED LIABILITIES

         Purchaser shall not assume or become liable for any Liability of Seller and its Subsidiaries that is not specifically an Assumed Liability, whether or not related to the Acquired Assets (collectively, the "Excluded Liabilities"). Purchaser shall not be the successor to Seller or its Subsidiaries, and Purchaser expressly does not assume and shall not become liable to pay, perform or discharge any Liability whatsoever of Seller or its Subsidiaries or relating to the Business or any of the Acquired Assets other than the Assumed Liabilities. The Excluded Liabilities include, without limitation, the following
Liabilities:

         (a) all Liabilities in respect of product, product warranty, product liability or Computer Software defects or flaws relating to products shipped, licensed or otherwise disposed of by Seller and its Subsidiaries, and all services performed by Seller and its Subsidiaries, on or prior to the Effective Time, whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, including, without limitation, under the Assigned Contracts listed on Schedule 5.8(c).

         (b) except as contemplated in Sections 8.3 and 15.5, Liabilities for any and all Taxes (i) relating to the Acquired Assets or arising from the operation of the Business for any Pre-Closing Tax Period or (ii) imposed on Seller and its Affiliates;

         (c) any Liability of Seller and its Subsidiaries for periods prior to the Effective Time to present or former employees (or their dependents or beneficiaries), consultants or agents related to the Business for any compensation, pension contribution or other benefits accrued or otherwise payable;

         (d) any Liability of Seller and its Subsidiaries attributable to Excluded Assets or not related primarily to the Business or the Acquired Assets (including, without limitation, any Liability under an Assigned Contract relating to the business and operations of Seller or its Subsidiaries other than the Business); and

         (e) any Liability relating to any Employee who does not become a Hired Employee pursuant to Section 11.1 hereof, unless such Liability arises from or relates to alleged acts or omissions of Purchaser in connection with Purchaser's offer of

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employment to any Offered Employee or failure to make an employment offer to any
Offered Employee.

                                    ARTICLE 3
                    CALCULATION AND PAYMENT OF PURCHASE PRICE

3.1      PURCHASE PRICE.

         (a) The Estimated Purchase Price shall be an amount equal to Thirty Million Dollars ($30,000,000) (the "Estimated Purchase Price").

         (b) The Final Purchase Price shall be an amount equal to the Estimated Purchase Price subject to increase or decrease as follows (the "Final Purchase Price"):

         (i) increased by the amount by which the Working Capital is greater than $3 million; and

         (ii) decreased by the amount by which the Working Capital is less than $3 million.

3.2      PAYMENT OF ESTIMATED PURCHASE PRICE.

         On the Closing Date, Purchaser shall pay or deliver to Seller the Estimated Purchase Price by wire transfer in immediately available funds to an account of Seller designated in writing at least three (3) Business Days prior to Closing by Seller. A Federal Reserve Reference Number shall be requested by Purchaser at the time of the transfer for the purpose of assisting Seller in confirming receipt of the transfer.

3.3      DETERMINATION OF FINAL PURCHASE PRICE.

         (a) Not later than forty five (45) days following the Closing Date, Seller shall furnish to Purchaser (i) the Closing Balance Sheet, prepared by Seller, including a statement of Working Capital, (ii) a Working Capital Reconciliation and (iii) a calculation of the Final Purchase Price based on the Closing Balance Sheet and statement of Working Capital.

         (b) Purchaser and Seller shall each provide access to the other and the other's accountants to the Books and Records that are under their respective control or custody and that are necessary to prepare the Closing Balance Sheet and statement of Working Capital and determine the Final Purchase Price and will cause their respective accountants to provide access to the relevant work papers.

         (c) Purchaser shall have forty-five (45) days from the date of its receipt of the Closing Balance Sheet and statement of Working Capital and the determination of Final Purchase Price to review the Closing Balance Sheet and statement of Working Capital and the determination of Final Purchase Price and to agree or disagree as to the Final

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Purchase Price reflected thereon. If Purchaser does not agree with the Final
Purchase Price, then Purchaser shall, within such forty-five (45) day period, deliver a written objection to Seller that shall specify in reasonable detail the basis for the objection on a line item basis and a computation of the Final Purchase Price asserted by Seller (the "Working Capital Objection"). If the Seller's and the Purchaser's calculations of Working Capital are (i) each in excess of $3 million or (ii) each below $3 million, then, (A) in the case where both calculations of Working Capital are in excess of $3 million, the Purchaser shall, within five (5) Business Days after delivery to Seller of the Working Capital Objection, pay Seller in cash via wire transfer an amount equal to the difference between Purchaser's calculation of Working Capital and $3 million (the "Undisputed Increase") and (B) in the case where both calculations of Working Capital are below $3 million, the Seller shall, within five (5) Business Days after delivery of to Seller of the Working Capital Objection, pay Purchaser in cash via wire transfer an amount equal to the difference between $3 million and Seller's calculation of Working Capital (the "Undisputed Decrease")(each of the Undisputed Increase and Undisputed Decrease are referred to as the "Undisputed Portion"). Upon Seller's receipt of the Working Capital Objection, Purchaser and Seller shall negotiate in good faith to resolve the Working Capital Objection (except for the Undisputed Portion), but if such Working Capital Objection cannot be resolved by negotiation between Seller and Purchaser within thirty (30) days after Purchaser's receipt of such Working Capital Objection, Purchaser and Seller shall cause the Determination Materials to be submitted to the Accounting Arbitrator, which shall review the Determination Materials and, based upon the Determination Materials and any other materials reasonably requested by the Accounting Arbitrator, determine the Final Purchase Price based on its determination of each line item relevant to the determination of Working Capital, and notify the Parties in writing of its determination of the Final Purchase Price within thirty (30) days following the receipt of the Determination Materials, which determination shall be final, conclusive and binding on all Parties.

         (d) Seller shall pay the fees and expenses of the Accounting Arbitrator in an amount that is equal to the product of (i) the total fees and expenses of the Accounting Arbitrator and (ii) a fraction, the numerator of which is equal to the Final Purchase Price as submitted by Seller less the Final Purchase Price as finally determined by the Accounting Arbitrator, and the denominator of which is equal to the Final Purchase Price as submitted by Seller less the Final Purchase Price as submitted by Purchaser. Purchaser shall pay that portion of the total fees and expenses of the Accounting Arbitrator that the Seller is not obligated to pay in accordance with this subsection (d).

3.4      RECONCILIATION OF ESTIMATED AND FINAL PURCHASE PRICE; OTHER
         ADJUSTMENTS.

         (a) If the Final Purchase Price (as determined in Section 3.1(b) hereof) is greater than the Estimated Purchase Price, Purchaser shall pay the difference between such amounts to Seller. If the Final Purchase Price is less than the Estimated Purchase Price, Seller shall pay the difference between such amounts to Purchaser.

         (b) The payments required by this Section (other than any payment in respect of the Undisputed Portion) shall be made within five (5) days after the earlier to occur of

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(i) the date Purchaser and Seller agree on the Final Purchase Price or (ii) the
Adjustment Date. The payment, whether to or from Purchaser, shall bear interest from the Closing Date until the date of payment at an annual interest rate (calculated on the basis of a 365-day year) equal to the prime rate published by The Wall Street Journal on the Closing Date or, if not published on the Closing Date there published on the most recent date preceding the Closing Date.

3.5      ALLOCATION OF PURCHASE PRICE.

         Purchaser and Seller agree that the Purchase Price and the Assumed Liabilities, together with the other capitalizable costs ("Allocable Consideration") shall be allocated among the Acquired Assets in accordance with
(i) the principles set forth in SCHEDULE 3.5 and (ii) Section 1060 of the Internal Revenue Code and applicable Treasury Regulations (the "Allocation"); provided, however, that to the extent that any of the principles set forth in
SCHEDULE 3.5 conflict with or violate the provisions of Section 1060 of the Internal Revenue Code and applicable Treasury Regulations, Section 1060 and such Treasury Regulations shall control. Within thirty (30) days after the determination of the Final Purchase Price, Purchaser shall prepare and deliver a proposed Allocation to Seller for Seller's review. If Seller does not agree with the Allocation, then Seller shall, within such thirty (30) day period, deliver a written objection to Purchaser that shall specify in reasonable detail the basis for the objection and set forth Seller's proposed allocation of the Allocable Consideration (the "Tax Allocation Objection"). Upon Purchaser's receipt of the Tax Allocation Objection, Purchaser and Seller shall negotiate in good faith to resolve the Tax Allocation Objection, but if the Tax Allocation Objection cannot be resolved by negotiation between Seller and Purchaser within thirty (30) days after Purchaser's receipt of the Tax Allocation Objection, Purchaser and Seller shall cause the dispute to be submitted to the Tax Arbitrator, which shall review the Allocation and Seller's proposed Allocation and any other materials reasonably requested by the Tax Arbitrator and determine the final Allocation (the "Final Allocation") and notify the Parties in writing of its determination of the Final Allocation within thirty (30) days following the submission of the dispute to the Tax Arbitrator. The Final Allocation as determined by the Tax Arbitrator shall be final, conclusive and binding on all Parties. All fees and expenses of the Tax Arbitrator shall be equally split between Purchaser and Seller.

         If Seller agrees with the Allocation, or if the Tax Arbitrator determines the Final Allocation (i) Purchaser and Seller shall make consistent use of the Allocation, or Final Allocation, as the case may be, for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports, such as IRS Form 8594, required to be filed under Section 1060 of the Internal Revenue Code, and (ii) in any proceeding related to the determination of any Tax, neither Purchaser nor Seller shall contend or represent that such Allocation, or Final Allocation, as the case may be, is not a correct allocation of the Allocable Consideration.

         In the event the Allocation is disputed by any taxing authority, the Party receiving notice of the dispute shall promptly notify and consult with the other Party and keep the

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other Party reasonably apprised of material developments concerning resolution of such dispute.

                                   ARTICLE 4
                              PROCEDURE FOR CLOSING

4.1      TIME AND PLACE OF CLOSING.

         The consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Alston & Bird LLP, 1201 West Peachtree Street, NE, Atlanta, Georgia 30309-3424 as soon as possible, but in no event later than three (3) Business Days after satisfaction or waiver of the conditions set forth in Article 9 and Article 10 to the extent such conditions are capable of being satisfied at or prior to the Closing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). The Closing shall be effective as of 12:01 AM local time on the Closing Date (the "Effective Time").

4.2      TRANSACTIONS AT THE CLOSING.

         At the Closing, each of the following shall be delivered:

         (a) Seller shall deliver or cause to be delivered to Purchaser the items set forth in Article 9. The documents and certificates to be delivered hereunder by or on behalf of Seller and its Subsidiaries on the Closing Date shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

         (b) Purchaser shall deliver to Seller (i) a wire transfer in the amount of $29,951,000 in immediately available funds to an account designated by Seller and (ii) the items set forth in Article 10. UK Purchaser shall deliver to Seller or its Subsidiary (i) a wire transfer in the amount of $49,000 in immediately available funds to an account designated by Seller and (ii) the items set forth in Article 10. The documents and certificates to be delivered hereunder by or on behalf of Purchaser and UK Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to Seller and its counsel.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that:

5.1      ORGANIZATION AND QUALIFICATION.

         Seller's Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of California. Seller is duly qualified and is in good standing in each of the jurisdictions set forth on SCHEDULE 5.1, which include all of the jurisdictions in which such qualification is necessary in respect of the Business. SCHEDULE 5.1 hereto contains the address (including city, county, state, or other jurisdiction and zip code) of each location where any of the Acquired Equipment or other tangible property included in the Acquired Assets is located and each trade name under which Seller operates at each such address and any additional business and trade names under which the Business has been operated at each such address or any other location in the five (5) years preceding the date of this Agreement.

5.2      AUTHORITY; NO CONFLICTS.

         (a) Each of Seller's Parent, Seller and Seller's Subsidiaries has full power and authority to enter into the Acquisition Documents to which it is a party, and to consummate the transactions contemplated thereby. The execution, delivery and performance by each of Seller's Parent, Seller and Seller's Subsidiaries of each of the Acquisition Documents to which it is a party has been duly and validly authorized and approved by all necessary action on its part. Each of the Acquisition Documents to which Seller's Parent, Seller or any Subsidiary of Seller is a party is the legal, valid, and binding obligation of Seller's Parent, Seller or such Subsidiary enforceable against it in accordance with its terms.

         (b) Except as set forth on SCHEDULE 5.2, neither the execution and delivery by Seller's Parent, Seller or any Subsidiary of Seller of any of the Acquisition Documents to which Seller's Parent, Seller or such Subsidiary is a party, nor the consummation by Seller's Parent, Seller or any Subsidiary of Seller of the transactions contemplated thereby, will (i) violate Seller's Parent's Certificate of Incorporation or Bylaws, Seller's Articles of Organization or Operating Agreement, or the charter documents of the Seller's Subsidiaries, (ii) violate any provisions of Law or any Order of any Regulatory Authority to which any of Seller's Parent, Seller or any Subsidiary of Seller is subject, or by which any of the Acquired Assets may be bound, (iii) conflict with, result in a breach of, or constitute a Default under any Contract to which any of Seller's Parent, Seller or any Subsidiary of Seller is a party or by which it or any of the Acquired Assets may be bound, except to the extent that any Consent under any Contract not included in the Assigned Contracts may be required for Seller to provide services to Purchaser under the Transition Services Agreement (which Consents will be identified between the date hereof and Closing), or (iv) result in the creation of any Lien upon any of the Acquired Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of Seller under any of the Assumed Liabilities.

5.3      SUBSIDIARIES; JOINT VENTURES.

         No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Acquired Assets.

5.4      FINANCIAL STATEMENTS.

         Attached as SCHEDULE 5.4 are correct and complete copies of the Financial Statements. The Financial Statements have been prepared from the Books and Records of Seller and are in accordance with GAAP, and present fairly the financial position and results of operation of the Business as at the dates and for the periods indicated. The Financial Statements (i) contain balance sheets that do not include any material assets or liabilities not intended to constitute a part of the Business or the Acquired Assets after giving effect to the transactions contemplated hereby, (ii) do not reflect the operations of any entity or business not intended to constitute a part of the Business after giving effect to all such transactions. The Business has no Liabilities which are not adequately accrued or reserved against in the March 31 Balance Sheet, other than Liabilities incurred in the Ordinary Course of Business since the date of the March 31 Balance Sheet, none of which, either individually or in the aggregate are material in amount, and Liabilities of a type not required by GAAP to be reflected on a balance sheet of the Business. The books, records, and accounts maintained with respect to the Business accurately and fairly reflect, in reasonable detail and in all material respects, the transactions and the assets and Liabilities of the Business.

5.5      ASSIGNED ACCOUNTS RECEIVABLE.

         SCHEDULE 5.5 contains a true, aged list of the unpaid Accounts Receivable owing in respect of the Business as of March 31, 2003. All of the Accounts Receivable reflected on the March 31 Balance Sheet represent, and the Assigned Accounts Receivable outstanding on the Closing Date will represent, sales actually made or services actually performed in the Ordinary Course of Business in bona fide transactions completed in accordance with the terms and provisions contained in any documents relating thereto, and are not subject to any defenses, counterclaims, or rights of setoff other than those arising in the Ordinary Course of Business and for which adequate reserves have been established. The reserves for uncollectible Accounts Receivable reflected on the March 31 Balance Sheet were established in accordance with GAAP and are adequate in light of all the facts then known to Seller and Seller's historical methods and practices in establishing such reserves.

5.6      PERSONAL PROPERTY.

         (a) SCHEDULE 1.1(b) contains a true and correct list of all Equipment used primarily or held for use primarily in connection with the Business as of the date of this Agreement.

         (b) Seller and its Subsidiaries have good and transferable title to all of the Acquired Equipment and other items of owned personal property included among the Acquired Assets free and clear of all Liens, other than Permitted Encumbrances and other than as disclosed on SCHEDULE 5.6(b). True and complete copies of all documents evidencing Liens disclosed on SCHEDULE 5.6(b) have been provided to Purchaser.

         (c) True and correct copies of each personal property lease included in the Assigned Contracts and any amendments, extensions, and renewals thereof have been provided to Purchaser. Each of such personal property leases is in full force and effect and there are no existing Defaults by Seller or its Subsidiaries or, to the Knowledge of Seller, any other party to such lease. No rights of Seller or its Subsidiaries under such leases have been assigned or otherwise transferred as security for any obligation of Seller or its Subsidiaries. Except as described on SCHEDULE 5.2, all of such leases are fully assignable without the Consent of any Third Party.

5.7      ABSENCE OF UNDISCLOSED LIABILITIES.

         There are no Undisclosed Liabilities, and Seller has no Knowledge of any basis for or threat of an assertion against Seller, the Business or the Acquired Assets of any Undisclosed Liability, except for Liabilities incurred since the March 31 Balance Sheet in the Ordinary Course of Business, none of which are material individually or in the aggregate, and Liabilities of a type not required by GAAP to be reflected on a balance sheet of the Business.

5.8      ASSIGNED CONTRACTS.

         (a) A true and correct copy (and, if oral, an accurate written description) of each Assigned Contract, including any modifications, amendments, renewals or extensions thereof (other than purchase orders) that (v) is a Contract with any of the customers of the Business listed on SCHEDULE 5.8(f),
(w) has a duration of twelve (12) months or more, (x) requires or could require any party thereto to pay $100,000 or more, (y) is between Seller or any Subsidiary thereof, on the one hand, and any Related Person, on the other hand, or (z) is material to the Business has been provided to Purchaser. The Assigned Contracts represent all of the Contracts that are used primarily in the Business.

         (b) SCHEDULE 5.8(b) contains a true and correct list of all commitments for capital expenditures that have been approved or made by Seller or any Subsidiary thereof with respect to the Business prior to the date of this Agreement in excess of $100,000 and that remain outstanding as of the date hereof.

         (c) Except as set forth on SCHEDULE 5.8(c), each of the Assigned Contracts is in full force and effect and there exists no Default under any of the Assigned Contracts by Seller or any Subsidiary thereof or, to the Knowledge of Seller, any other party to the Assigned Contracts or any event which, will or is reasonably likely to create a Default thereunder by Seller or any Subsidiary thereof or, to the Knowledge of Seller, any other party to the Assigned Contracts. Except as set forth on SCHEDULE 5.2, each Assigned Contract is fully assignable without the Consent of any Third Party.

         (d) Except as indicated on SCHEDULES 5.8(d) OR 5.13, there exists no actual or, to the Knowledge of Seller, any threatened dispute under, termination, cancellation, or limitation of, or any amendment, modification, or change to any Assigned Contract, including (i) the business relationship with any customer, distributor, or related group of customers or distributors listed on SCHEDULE 5.8(f) or such other customer, distributor or related group of customers or distributors whose purchases individually or in the aggregate are Material to the operations and financial condition of the Business, (ii) the requirements of any customer or related group of customers listed on SCHEDULE 5.8(f) or such other customer or related group of customers of the Business whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, or (iii) the business relationship with any supplier set forth on SCHEDULE 5.24 or any other material supplier to the Business.

         (e) Neither Seller nor any Subsidiary thereof has granted any power of attorney affecting or with respect to the Business or the Acquired Assets that remains outstanding.

         (f) SCHEDULE 5.8(f) sets forth for the year ended December 31, 2002 and for the three (3) month period ended March 31, 2003 (a) the names and addresses of the twenty (20) largest customers of the Business, as ranked by revenues from such customers and (b) the amount invoiced with respect to each of such customers during each such period, and except as disclosed on SCHEDULE 5.8(f), Seller has no Knowledge that any such customer has ceased, or will cease, to purchase merchandise or services from Seller or its Subsidiaries, or has substantially reduced or will substantially reduce the use of such merchandise or services following the Closing Date.

         (g) SCHEDULE 5.8(g) contains an accurate and complete list of all Contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the Ordinary Course of Business, to or by which Seller or any Subsidiary thereof, on the one hand, and any Affiliate thereof, on the other hand, are or have been a party or otherwise bound or affected, and that are currently pending or in effect and relate to or affect the Business. Except as disclosed in SCHEDULE 5.8(g), each Contract, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth in SCHEDULE 5.8(g) was on terms and conditions as favorable to Seller or its Subsidiary as would have been obtainable by it at the time in a comparable arm's-length transaction with a Third Party other than an Affiliate. Except as disclosed in SCHEDULE 5.8(g), no Related Person of Seller or any Subsidiary thereof owns, directly or indirectly, on an individual or joint basis, any interest in any Acquired Assets. Except as disclosed in SCHEDULE 5.8(g), neither Seller nor any Related Person owns, or has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in SCHEDULE 5.8(g), each of which has been conducted in the Ordinary Course of Business at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in a Competing Business in any market presently served by Seller or any Subsidiary thereof with respect to the Business, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

5.9      INTELLECTUAL PROPERTY.

         (a) SCHEDULE 5.9 contains a true and correct list of the Assigned Intellectual Property, including the jurisdiction of grant, registration or pendency and the nature of the interest of Seller or its Subsidiaries therein.

         (b) The Assigned Intellectual Property is free and clear of Liens other than Permitted Encumbrances, and together with the Intellectual Property licensed to Seller or any Subsidiary thereof pursuant to the Assigned Contracts, comprises all of the Intellectual Property used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business. Immediately after the Closing, subject to obtaining the Consents set forth on
SCHEDULE 5.2, Purchaser will own or have the right to use all of the Assigned Intellectual Property free from any Liens other than Permitted Encumbrances and all of the Intellectual Property covered by the Assigned Contracts on the same terms and conditions as in effect prior to Closing.

         (c) Except as disclosed on SCHEDULE 5.9, the use in the Business of any of the Assigned Intellectual Property owned by Seller or any Subsidiary thereof does not infringe upon or conflict with any Intellectual Property rights of any Third Party. Except as disclosed on SCHEDULE 5.9, to the Knowledge of Seller, the conduct of the Business or the use in the Business of any of the Intellectual Property licensed to Seller or any Subsidiary thereof does not infringe upon or conflict with any Intellectual Property rights of any Third Party.

         (d) None of the Assigned Intellectual Property owned by Seller or any Subsidiary thereof and, to Seller's Knowledge, none of the Assigned Intellectual Property licensed to Seller or any Subsidiary thereof pursuant to the Assigned Contracts, is invalid or unenforceable.

         (e) To Seller's Knowledge (which for purposes of this sentence only shall include any facts of which Seller should have reasonably known), the Assigned Intellectual Property and the Intellectual Property licensed to Seller or any Subsidiary thereof pursuant to the Assigned Contracts is not being infringed upon by any Third Party or used by any Third Party without a license or permission from Seller or any Subsidiary thereof. Neither Seller nor any Subsidiary thereof has asserted any claim of infringement or conflict against any Third Party in respect of any Assigned Intellectual Property or any Intellectual Property licensed to Seller or a Subsidiary thereof pursuant to the Assigned Contracts.

         (f) SCHEDULE 5.9 sets forth all material licenses and other agreements
(i) pursuant to which Seller or any Subsidiary thereof has licensed or otherwise permitted the use of (through non-assertion, settlement or similar agreements, or otherwise) the Assigned Intellectual Property and (ii) pursuant to which Seller or any Subsidiary thereof has had Intellectual Property licensed to it, or otherwise has been permitted to use Assigned Intellectual Property (through non-assertion, settlement, or similar agreements, or otherwise), for use in or in connection with the Business, other than shrink wrap licenses for commercially available off-the-shelf software.

         (g) Except as set forth on SCHEDULE 5.9, neither Seller nor any Subsidiary thereof with respect to the Business manufactures products that are the subject of patents, patent applications, copyrights, trademarks, trade styles, service marks, or trade secrets owned by or licensed from Third Parties.

         (h) SCHEDULE 5.9 sets forth a list of all Persons to whom Seller or any Subsidiary, during the year ended December 31, 2002, has paid in excess of $50,000 of royalties, license fees, charges or other payments for use of the Assigned Intellectual Property including the Intellectual Property used pursuant to the Assigned Contracts and sets forth the amount so paid. Except as reflected in the Financial Statements or as shown on SCHEDULE 5.9, no past, present or future royalties, license fees, charges or other payments are payable by Seller or any Subsidiary thereof to anyone for use of the Assigned Intellectual Property including the Intellectual Property licensed to Seller or any Subsidiary thereof pursuant to the Assigned Contracts. All Assigned Contracts pursuant to which Seller or any Subsidiary thereof has any license or right to use any Intellectual Property are in full force and effect and there are no existing or threatened Defaults, and the execution of this Agreement will not cause a Default under any such Contract. Seller has delivered to Purchaser complete and correct copies of all Contracts (including all amendments, supplements, waivers and other modifications thereto) set forth or required to be set forth on SCHEDULE 5.9.

         (i) Seller and its Subsidiaries have taken commercially reasonably action to protect the Assigned Intellectual Property and have maintained the secrecy of all confidential Intellectual Property used in the Business under applicable Law.

         (j) Except as disclosed in SCHEDULE 5.9, with respect to any Computer Software owned by Seller or any Subsidiary thereof included in the Assigned Intellectual Property, all rights in such Computer Software are owned by Seller or a Subsidiary thereof and have been duly assigned to the Seller or a Subsidiary thereof by their creators or developers, or by employees of Seller or a Subsidiary thereof. There are no viruses, worms, Trojan horses or similar programs in the Computer Software owned by Seller or any Subsidiary thereof included in the Acquired Assets as delivered at Closing. To Seller's Knowledge, there are no viruses, worms, Trojan horses or similar programs in the Computer Software licensed to Seller or any Subsidiary thereof included in the Acquired Assets as delivered at Closing. There are no defects or flaws in the Computer Software owned by Seller or a Subsidiary thereof or to Seller's Knowledge in the Computer Software licensed to Seller or any Subsidiary thereof from Third Parties and used in the Business that would prevent such Computer Software from performing in all material respects the tasks and functions that it was intended to perform.

5.10     LEASED REAL PROPERTY.

         (a) Neither Seller nor any Subsidiary thereof owns any Real Property with respect to the Business.

         (b) SCHEDULE 1.1(a) contains a true and correct list of each parcel of Leased Real Property used in or in connection with the Business. A true and correct copy of each

Assigned Real Property Lease has been provided to Purchaser. Seller is the lessee under each of the Assigned Real Property Leases. Each Assigned Real Property Lease is legal, valid, binding, in full force and effect and enforceable against each party thereto. Seller has no Knowledge of an existing Default by it or any other party to such Assigned Real Property Leases. Each Assigned Real Property Lease grants the tenant under the Assigned Real Property Lease the exclusive right to use and occupy the Leased Real Property thereunder. Seller enjoys peaceful and undisturbed possession under its respective Assigned Real Property Leases for the Leased Real Property. Except for Permitted Encumbrances or as described in SCHEDULE 5.10(b), Seller's interest in the Assigned Real Property Leases is free and clear of any Liens other than Permitted Encumbrances, and is not subject to any deeds of trust, assignments, subleases, or rights of any Third Parties known to or created or permitted by Seller other than the lessor thereof or any mortgagees of such lessors. The assignment of any of Seller's rights in and to the Assigned Real Property Leases to Purchaser will not cause a Default under any Assigned Real Property Leases, except for those leases identified on SCHEDULE 5.2 as requiring Consents.

         (c) All improvements on the Leased Real Property conform to all applicable state and local Laws or use restrictions, and the property is zoned for the various purposes for which such Leased Real Property and improvements thereon are presently being used.

         (d) Seller has received no written notice and has no Knowledge of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Leased Real Property. Seller has received no written or oral notice of any material unscheduled increase in the rent or other amounts payable in respect of any Assigned Real Property Lease, whether as a result of the transactions contemplated by this Agreement or otherwise.

         (e) There is no private restrictive covenant or governmental use restriction (including zoning) on all or any portion of the Leased Real Property which prohibits the current use of the Leased Real Property. Seller has all easements, rights-of-way, and similar authorizations required for the use of the Leased Real Property as heretofore conducted, except to the extent that the failure to have such easements, rights of way or similar authorizations would not, individually or in the aggregate, have a material adverse effect on the value or use of the applicable parcel of Leased Real Property.

         (f) There is no material violation of any covenant, condition, restriction, easement or agreement or order of any Regulatory Authority that affects in any material respect the Leased Real Property or the ownership, operation, use or occupancy thereof. All licenses, permits and approvals required for the occupancy and operation of the Leased Real Property (with appurtenant parking uses) as presently being used have been obtained and are in full force and effect and Seller has received no written notices of violations in connection with such items. No material damage or destruction has occurred with respect to any of the Leased Real Property.

         (g) Seller does not have in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on the Leased Real Property included in the Assigned Real Property Leases.

         (h) No Person has any right, option, right of first refusal or any other Contract, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Leased Real Property.

         (i) The Leased Real Property is not subject to or affected by any special assessment for public improvements or otherwise, whether or not a Lien presently exists upon such Leased Real Property. Seller has not made any commitment to any Regulatory Authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to any of the Leased Real Property which would impose an obligation upon Seller or its successors or assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of such Leased Real Property. No Regulatory Authority has imposed any requirement that Seller pay, directly or indirectly, any special fees or contributions or incur any expenses or obligations in connection with the development of the Leased Real Property or any portion thereof, other than any regular and nondiscriminatory local real estate or school Taxes assessed against such Leased Real Property. The parcels comprising the Leased Real Property are separately assessed for Real Property Taxes and are not combined with any other real property for Tax assessment purposes. Seller has not received any notice of any contemplated or actual reassessment of the Leased Real Property included in the Assigned Real Property Leases or any portion thereof for general real estate Tax purposes. As of the date hereof, to Seller's Knowledge, all due and payable Taxes, water charges and sewer charges affecting the Leased Real Property included in the Assigned Real Property Leases, or any portion thereof have been paid.

         (j) The parcels comprising the Leased Real Property constitute separately subdivided, legally distinct parcels of land. Seller has complied in all material respects with all applicable Laws and restrictions pertaining to and affecting such Leased Real Property which relate to such subdivision.

         (k) There is no Default by Seller nor, to Seller's Knowledge, any other party thereto, under any Liens which may affect the Leased Real Property or any portion thereof which are to be performed or complied with by the owner of such Leased Real Property, and no condition or circumstance exists which, would constitute a Default by Seller nor, to Seller's knowledge, any other party thereto, under any such Liens.

5.11     ENVIRONMENTAL MATTERS.

         (a) Except as set forth in SCHEDULE 5.11(a) hereto,

                  (i) Seller, with respect to the Business and each Acquired Asset, the use and ownership thereof, and the operation of the Business is, and has been at all times, in compliance with all Environmental Laws. Seller has not (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under, nor has Seller any reason to believe that it is considered potentially liable under any Environmental Law with respect to the Business or any Acquired Asset;

                  (ii) Seller has accurately prepared and timely filed with the appropriate jurisdictions all reports and filings required pursuant to any federal, state or local Law or Order, including any Environmental Law or Order relating to environmental protection applicable to or affecting the Business or the Acquired Assets;

                  (iii) Seller has not entered into or received, nor is Seller in Default under, any Order relating to environmental protection with respect to the Business or any Acquired Asset;

                  (iv) Seller has obtained all Environmental Permits with respect to the Business or any Acquired Asset, and SCHEDULE 5.11(a)(iv) contains a complete list and description of each such Environmental Permit. Subject to
Section 7.6 hereof, each Environmental Permit shall be validly transferred to Purchaser on the Closing Date. Except as described in SCHEDULE 5.11(a)(iv), Seller is in compliance with each such Environmental Permit (including any information provided on the applications therefor), no such Environmental Permit restricts Seller from operating the Business or any Acquired Asset covered by such Environmental Permit as currently being conducted, and Seller has not been notified by any relevant Regulatory Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business. No Third Party has alleged any violation by Seller of any Environmental Permits; and

                  (v) Seller has not been, and currently Seller is not, a "generator" of "hazardous waste" (as those terms are defined by the Resource Conservation and Recovery Act of 1976 and the regulations promulgated thereunder) with respect to the Business or any Acquired Asset, for the purposes of obtaining an EPA identification number under 40 C.F.R. Section 262.12(a) or complying with the manifest system under Subpart 8 of 40 C.F.R. Part 262.

                  (b)      With respect to the Business and the Acquired Assets,

                  (i) there is no Litigation pending or, to Seller's Knowledge, threatened by any Regulatory Authority, municipality, community, citizen, or other entity, against Seller or any other Person (including any tenant or subtenant) or against any Acquired Asset relating to environmental protection, compliance with Environmental Laws, or the condition of the Leased Real Property, or any property currently or previously owned, leased, operated or used by Seller nor is Seller aware of any unasserted Litigation relating to the foregoing the assertion of which is probable;

                  (ii) except as set forth on SCHEDULE 5.11(b)(ii) there has been no disposal, release, burial, placement, migration or Offsite Migration of Hazardous Materials on, in, at, or about any of the Leased Real Property or any facilities or property currently or previously owned, leased, operated or used by Seller;

                  (iii) all above-ground and underground storage tanks, sumps, oil/water separators, and septic systems now or previously located on the Leased Real Property have been identified on SCHEDULE 5.11(b)(iii), together with a description of the materials stored therein and a statement as to whether such tanks are currently used by Seller, and none of such tanks, sumps, oil/water separators and septic systems is leaking or has leaked;

                  (iv) no Lien has arisen or, to the Knowledge of Seller, is threatened, on any of the Acquired Assets under or as a result of any Environmental Law;

                  (v) except as identified in SCHEDULE 5.11(b)(v), no audit or other investigation has been conducted as to environmental matters at any of Seller's properties, including the Leased Real Property, or to Seller's knowledge, any property previously owned, operated, leased or used by Seller, and any such audit or other investigation report is attached to SCHEDULE 5.11(b)(v). Seller has disclosed and made available to Purchaser all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to Seller relating to the environmental conditions on, under or about the Leased Real Property or other properties or assets owned, leased, operated or used by Seller or any predecessor in interest thereto at the present time or in the past in connection with the Business.

                  (vi) all waste containing any Hazardous Materials generated, used, handled, stored, treated or disposed of (directly or indirectly) by Seller or at the Leased Real Property or property currently or previously owned, operated, leased or used by Seller, has been stored or disposed of in compliance with all applicable Environmental Laws. Without limiting the generality of any of the foregoing, all onsite and offsite locations where Seller has stored, disposed or arranged for the disposal of Hazardous Materials are identified in SCHEDULE 5.11(b)(vi);

                  (vii) none of the Leased Real Property contains any asbestos-containing materials and PCBs are not used or stored on or in any such properties; and

                  (viii) there are no conditions or restrictions that have been imposed, at any time for any period of time, on the use, ownership, occupancy or transferability, including a closure or limitation of access, with respect to the Business or any Leased Real Property due to the use, manufacture, storage, handling, disposal or transport of Hazardous Materials.

5.12     LITIGATION.

         Except as listed and briefly described on SCHEDULE 5.12, there is no Litigation pending or, to Seller's Knowledge, threatened against, or adversely affecting the Business or any of the Acquired Assets, or that would restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement, at law or in equity, or before or by any Regulatory Authority, nor is Seller aware of any unasserted Litigation the assertion of which is probable. Seller has made available to Purchaser copies of all filed pleadings with respect to the matters referred to in
SCHEDULE 5.12. Seller, with respect to the Business is not in Default under any Order affecting the Business or the Acquired Assets. Seller is not a party to or bound by any Order that affects the Business or the Acquired Assets.

5.13     ABSENCE OF CHANGES.

         Except as set forth on SCHEDULE 5.13, since March 31, 2003 there has not been any transaction or occurrence in which Seller or any Subsidiary thereof, with respect to the Business, has:

         (a) had any Material Adverse Effect on the business, results of operations, or financial condition of the Business nor has there been any event that has occurred or, to Seller's Knowledge, been threatened, which would reasonably be expected to have a Material Adverse Effect on any of the foregoing;

         (b) incurred any Liabilities of any nature other than items incurred in the Ordinary Course of Business or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the Ordinary Course of Business;

         (c) paid, discharged, or satisfied any Lien or Liability other than the payment, discharge, or satisfaction in the Ordinary Course of Business of Liens or Liabilities of the type reflected or reserved against in the Financial Statements or which were incurred since March 31, 2003 in the Ordinary Course of Business;

         (d) permitted, allowed, or suffered any of its properties, assets, or rights (real, personal or mixed, tangible or intangible) to be subjected to any Lien, other than Permitted Encumbrances;

         (e) canceled any debts or waived any claims or rights in excess of $100,000 individually or $100,000 in the aggregate;

         (f) entered into, terminated, modified, failed to renew or received any notice of termination of any material contract, license, agreement, lease, commitment or insurance policy;

         (g) waived, compromised or extended any claim or delayed payment of any accounts payable other than in the Ordinary Course of Business;

         (h) disposed of or permitted to lapse any right to the use of any of the Intellectual Property used in or in connection with the Business or disposed of or disclosed to any Person not authorized to have such information any of the Intellectual Property used in or in connection with the Business not previously a matter of public knowledge or existing in the public domain;

         (i) except for the capital expenditure commitments described on
SCHEDULE 5.8(b), made any material capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

         (j) incurred any long-term Indebtedness;

         (k) paid, loaned, distributed, or advanced any amounts to (i) any Related Person of Seller or any Subsidiary thereof, (ii) any corporation or partnership in which any Related Person of Seller or any Subsidiary thereof is a Related Person, or (iii) any Person controlling, controlled by, or under common control with any such Related Person except as permitted by Section 5.13(n) and for routine travel advances to officers and employees;

         (l) entered into any settlement or agreement to settle any Litigation, action or proceeding;

         (m) sold, transferred, or otherwise disposed of any assets, properties, or rights used in the Business that would otherwise constitute Acquired Assets, except in the Ordinary Course of Business;

         (n) granted or incurred any obligation for any increase in the compensation of any Employee (including any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises to the Employees in the Ordinary Course of Business;

         (o) made any material change in any method of accounting or accounting principle, practice, or policy;

         (p) made any material write-down of the value of any asset used in connection with the Business or any material write-off as uncollectible of any Accounts Receivable or any portion thereof;

         (q) made any material change in policies or practices relating to sales, pricing or discounts;

         (r) suffered any casualty Loss or damage in excess of $100,000 in the aggregate (whether or not insured against);

         (s) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $100,000 in the aggregate;

         (t) acquired or acquired any right to any material assets, properties or rights for use in or in connection with the Business;

         (u) taken any other action which is not either in the Ordinary Course of Business and consistent with past practice or provided for in this Agreement; or

         (v) agreed, so as to legally bind Seller or any Subsidiary thereof whether in writing or otherwise, to take any of the actions set forth in this
Section 5.13 and not otherwise permitted by this Agreement or omitted to take any action that would result in the occurrence of any of the foregoing.

5.14     INSURANCE.

         The Acquired Assets, the business operations of the Business and its employees are insured under policies of general liability and other forms of insurance listed on SCHEDULE 5.14. Seller has not been refused any insurance with respect to the Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Acquired Assets which require or recommend changes in the conduct of the Business, or require any repairs or other work to be done with respect to any of the Acquired Assets or operations of the Business. All premiums payable under all such policies have been paid and Seller is otherwise in compliance in all material respects with the terms and conditions of all such policies.

5.15     LABOR MATTERS.

         (a) SCHEDULE 5.15(a) contains a true and correct and complete list of all present employees and sales representatives employed or engaged by Seller in the Business (the "Employees"), any bonus earned by any of them during the twelve months ended December 31, 2002, their current remuneration, and a description of all perquisites and fringe benefits they receive or are eligible to receive. Except as disclosed on SCHEDULE 5.15(a), Seller has not received any notice of intent to terminate employment from any Employee. Seller, within the last three (3) years, has not experienced any organized slowdown, work interruption, strike, or work stoppage by its Employees. Except as set forth in
SCHEDULE 5.15(a), Seller is not a party to nor does Seller have any obligation pursuant to any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the Employees, nor is Seller obligated under any Contract, Order or Law to recognize or bargain with any labor organization or union on behalf of such Employees. Except as set forth in SCHEDULE 5.15(a), neither Seller, with respect to the Business, nor any of its officers, directors, or employees have been charged or, to Seller's Knowledge, threatened with the charge of any unfair labor practice, with respect to the Business within the last two (2) years. Seller, with respect to the Business, has complied in all material respects with all Contracts relating to any of the Employees and with applicable federal, state, local and foreign Laws concerning its employment relationship with the Employees, including applicable wage and hour Laws, fair employment Laws, safety Laws, worker compensation Laws, unemployment Laws, Laws regarding hiring, Laws regarding termination of employment and social security Laws. With respect to the Business, there are no pending or, to Seller's Knowledge, threatened Labor Claims. With respect to the Business, other than as will be set forth on the Closing Balance Sheet, Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any Tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as set forth in SCHEDULE 5.16, there is no outstanding policy, practice, plan, agreement or arrangement with respect to severance payments with respect to any Employee. None of the Employees is an independent contractor or has been treated as an independent contractor by Seller within the past five (5) years.

         (b) Seller, with respect to the Business, is in full compliance with and has not violated the terms and provisions of the Immigration Laws. With respect to each employee (as defined in Section 274a.1(f) of Title 8, Internal Revenue Code of Federal Regulations) of Seller employed in the Business for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Internal Revenue Code of Federal Regulations) is required, Seller, has made available to Purchaser prior to the Closing Date, copies of such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Seller, with respect to the Business, has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to Seller's Knowledge, threatened.

         (c) In the nine (9) months prior to the execution of this Agreement, Seller, with respect to the Business, has not effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification (WARN) Act Pub.
L. 100-379, 102 stat. 890 (1988) (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or any Subsidiary; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Seller or any Subsidiary; and Seller has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth on SCHEDULE 5.15(c) none of Seller's employees who are employed in the Business has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the Closing Date.

         (d) Except as set forth in SCHEDULE 5.15(d), Seller in the operation of the Business has complied in all material respects with all applicable Laws relating to employee health and safety; and Seller has not received any written notice that past or present conditions of the Acquired Assets violate any applicable legal requirements or otherwise can be made the basis of any Litigation, whether related to regulatory compliance, personal injury (including death) or property damage, based on, arising out of, caused by or related to violations of any Law or Order relating to employee health and safety.

5.16     EMPLOYEE BENEFIT PLANS.

         (a) SCHEDULE 5.16 contains a true and complete list of all Employee Benefit Plans which are presently in effect or which have previously been in effect, which cover Employees and which Seller, with respect to Employees, has any outstanding, present, or future Liability, or under which any Employee has any present or future right to benefits.

         (b) Except as set forth on SCHEDULE 5.16, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee or director of Seller to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Seller, (ii) increase or enhance any benefits payable under any Employee Benefit Plan maintained by Seller or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee or director which could become a Liability of Purchaser.

         (c) Seller has complied in all material respects with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 ("COBRA"). Seller shall be responsible for complying with the requirements of Code Section 4980-B and Part 6 of Title I of ERISA for the Employees and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980-B) occurs on or prior to the Closing Date. Purchaser shall have no liability under COBRA or under Code Section 4980-B relating to the Employees for events occurring on or prior to the Closing Date.

         (d) Each of Seller's Employee Benefit Plans that is intended to satisfy Code Section 401(a), are in compliance in all material respects with the requirements prescribed by all applicable Laws including ERISA and the Internal Revenue Code; and each such plan has received a favorable determination letter from the Internal Revenue Service and Seller is not aware of any circumstances (including any amendment) reasonably likely to result in the revocation of such favorable determination letter.

         (e) Neither Seller nor any ERISA Affiliate of Seller has at any time sponsored, contributed to or been obligated under Title I or Title IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)).

         (f) Except as described on SCHEDULE 5.16, neither Seller nor any ERISA Affiliate of Seller has had an "obligation to contribute" (as defined in ERISA
Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) or incurred a "complete or partial withdrawal" (as defined in ERISA Sections 4203 and 4205).

         (g) All contributions to, and payments from, Seller's Employee Benefit Plans which may have been required to be made in accordance with Seller's Employee Benefit Plans or a collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Internal Revenue Code, have been timely made.

         (h) Each of Seller's Employee Benefit Plans has been operated and administered in all material respects in compliance with its terms and applicable Law. There are no material pending or, to the Seller's Knowledge, threatened claims by or on behalf of any of Seller's Employee Benefit Plans or any Employees (other than routine claims for benefits).

5.17     TAXES.

         (a) All Tax Returns for Taxes relating to the Business or the Acquired Assets with respect to which Purchaser or any of its Affiliates could be liable ("Successor Liability Taxes") have been timely filed by Seller (or its Affiliates) or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before Closing, and all Tax Returns filed are complete and accurate. Subject to Section 15.5, all Successor Liability Taxes that are due and owing with respect to periods (or portions thereof) ending on or prior to the Closing Date have been paid, whether or not such Taxes are shown on filed Tax Returns. There are no Liens on any of the Acquired Assets resulting from the failure (or alleged failure) to pay any Tax. Seller has provided true and correct copies of all Real Property Tax and Personal Property Tax bills of Seller for the year 2003 that have been received by Seller prior to the date hereof, relating to the Acquired Assets.

         (b) No Litigation is pending, or to Seller's Knowledge, threatened by any jurisdiction alleging that Seller, with respect to the Acquired Assets or the Business, has a duty to file Tax Returns and pay Successor Liability Taxes or is otherwise subject to the taxing authority of any jurisdiction where it does not currently file Tax Returns, nor has Seller or any of its Affiliates received any notice or questionnaire from any such jurisdiction which suggests or asserts that Seller or any of its Affiliates, with respect to the Acquired Assets or the Business, may have a duty to file such Tax Returns and pay such Taxes.

5.18     COMPLIANCE WITH LAWS; PERMITS AND ORDERS.

         Neither Seller nor any Subsidiary thereof is engaging in any activity or omitting to take any action with respect to the Business or the Acquired Assets that is or creates a material violation of any Law applicable to the Business or the Acquired Assets. Neither the Business nor any of the Acquired Assets is subject to any Order issued by any Regulatory Authority. Seller and its Subsidiaries possess all Permits necessary for the lawful operation of the Business as presently conducted. Seller and its Subsidiaries are in compliance with all such Permits and all applicable Laws and Orders issued by any Regulatory Authority where a failure to so comply would have a Material Adverse Effect on either the Business or the Acquired Assets. Neither Seller nor any Subsidiary thereof, with respect to the Business, has not at any time during the last five (5) years (i) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of Law, or
(ii) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by the Laws of the United States or any jurisdiction thereof.

5.19     UNCLAIMED OR ABANDONED PROPERTY; ESCHEAT.

         Seller, with respect to the Business, is in compliance with the Laws of the various states dealing with abandoned or unclaimed property or escheat. Seller has reported and remitted to each state as required by Law all amounts held, due or owing by Seller in the course of the operations of the Business and remaining unclaimed or unpaid for a period of time such that they are presumed abandoned under the Laws of the state of residence of the owner of such amounts as reflected on the Books and Records of Seller (or, if the owner(s) of any such amounts are unknown or the state of residence of the owner(s) of any such amounts cannot be determined from the Books and Records of Seller, then under the Laws of the state in which Seller is incorporated). No amounts which are, or would be, or would become, unclaimed property or presumed abandoned under state Laws dealing with abandoned or unclaimed property have been written off, written or reversed to income, or otherwise removed or excluded from the Balance Sheet Liabilities of the March 31 Balance Sheet. All Liabilities of Seller which are owing in connection with the operations of the Business and which have remained payable or distributable for more than one (1) year after they first became payable or distributable, including all such amounts for which a check or other form of payment or credit has been issued but not negotiated or paid, are identified on SCHEDULE 5.19.

5.20     PRIVACY OF CUSTOMER INFORMATION.

         Seller and its Subsidiaries have the right to transfer all individually identifiable personal information ("IIPI") relating to customers, former customers and prospective customers of the Business that will be transferred to Purchaser pursuant to this Agreement. For purposes of this Section 5.20, "IIPI" shall mean any information relating to an identified or identifiable natural Person. The collection and use of such IIPI by Seller and its Subsidiaries and the transfer of such IIPI to Purchaser as contemplated by this Agreement complies with Seller's privacy policy and the Health Insurance Portability and Accountability Act.

5.21     GOVERNMENTAL APPROVAL AND CONSENTS.

         No Consent of any Regulatory Authority is required in connection with the execution, delivery, and performance of this Agreement by Seller or Seller's Parent or the consummation by Seller or Seller's Parent of the transactions contemplated hereby.

5.22     ACQUIRED ASSETS.

         Except as disclosed in SCHEDULE 5.22, Seller and its Subsidiaries own and have good title to all of the owned Acquired Assets, free and clear of any and all Liens other than Permitted Encumbrances. The Acquired Assets conveyed to Purchaser and UK Purchaser at Closing, together with the Acquired Assets the benefits of which are obtained for Purchaser in accordance with Section 7.6, and those assets, services and arrangements described in the Transition Services Agreement, comprise all assets and services required (i) for the continued conduct of the Business by Purchaser as now being conducted or, together with all assets, services and arrangements to be purchased, leased, licensed or otherwise acquired under the current budget for the Business for the year ending December 31, 2003, as contemplated to be conducted in accordance with the current budget for the Business for the year ending December 31, 2003 and (ii) to produce the revenues set forth in the Financial Statements. Except for the Excluded Assets and subject to Section 7.6, there are no assets, properties or rights used by Seller or any Subsidiary thereof in the operation of the Business and owned by any Third Party that will not be leased or licensed to Purchaser under valid Contracts. The Acquired Equipment and other tangible personal property included in the Acquired Assets is in all material respects adequate for the purposes for which it is currently used or is held for use, and is in reasonably good repair and operating condition (subject to normal wear and tear) and, to the Knowledge of Seller, there are no facts or conditions affecting the Acquired Equipment or the other tangible personal property included in the Acquired Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

5.23     PRODUCTS.

         (a) Warranties. Purchaser has been furnished with complete and correct copies of the standard terms and conditions of sale for each of the products and services of Seller and its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions) with respect to the Business. Except as set forth in SCHEDULE 5.23(a) and except for warranties under applicable Law, (i) there are no warranties express or implied, written or oral, with respect to the products and services of the Business and (ii) there are no pending or, to the Knowledge of Seller, threatened claims with respect to any such warranty, and, to the Knowledge of Seller, Seller does not have any Liability with respect to any such warranty that is not otherwise fully and adequately reserved against as reflected in the March 31 Balance Sheet or the Closing Balance Sheet, as the case may be.

         (b) Product Liability. Except as set forth in SCHEDULE 5.23(b), Seller has no Knowledge of any Liability, whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by, or service rendered prior to the Closing by or on behalf of, Seller or any predecessor thereto with respect to the Business, that (i) is not fully and adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other Persons and (ii) is not otherwise fully and adequately reserved against as reflected in the March 31 Balance Sheet or the Closing Balance Sheet, as the case may be.

         (c) There are no material defects or flaws in the Computer Software owned by Seller and its Subsidiaries included in the Acquired Assets and that is sold or licensed to their customers in the Ordinary Course of Business, which defects or flaws would prevent such Computer Software from performing in all material respects the tasks and functions for which it was designed in accordance with, and subject to the limitations described in, the manuals, license and sale agreements and other documentation furnished to such customers in connection with such Computer Software.

5.24     SUPPLIERS.

         SCHEDULE 5.24 sets forth for the year ended December 31, 2002 and for the three (3) month period ended March 31, 2003 (a) the names of the ten (10) largest suppliers of goods and services to the Business and (b) the amount for which each such supplier invoiced Seller and its Subsidiaries or was otherwise owed during each such period. Seller has furnished to Purchaser true and correct copies of each existing Contract with such suppliers and each additional Contract with such suppliers covering the periods referenced above. Neither Seller nor any of its Affiliates has received any notice that there has been any material adverse change in the price of such goods or services or that any such supplier will not sell goods or services to Seller and its Subsidiaries at any time after the Effective Time on terms and conditions substantially the same as those used in its current sales to Seller, subject to general and customary price increases. Seller has no reason to believe that the terms of the arrangements with its suppliers with respect to the Business would be adversely affected by the consummation of the transactions contemplated by this Agreement.

5.25     NO GUARANTEES.

         Other than the Lancashire Guaranty (as defined in Section 7.8), (i) none of the obligations or liabilities of the Business or of Seller incurred in connection with the operation of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, (ii) neither Seller nor any Subsidiary thereof has guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any other Person, and (iii) there are no outstanding letters of credit, surety bonds or similar instruments of Seller or any of its Affiliates in connection with the Business or the Acquired Assets.

5.26     RECORDS.

         The minute books of Seller insofar as they relate to or affect the Business and the Acquired Assets are substantially complete and correct in all material respects. The books of account of Seller, insofar as they relate to or affect the Business and the Acquired Assets, are sufficient to prepare the Financial Statements in accordance with GAAP, subject to the exceptions set forth in SCHEDULE 5.4, and there have been no transactions involving the Business which properly should have been set forth therein and which have not been so set forth.

5.27     BROKERS AND FINDERS.

         Neither Seller nor any Related Person of Seller has incurred any obligation or Liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents, except for fees paid or owing to William Blair & Company, whose fees shall be the sole responsibility of Seller.

5.28     DISCLOSURE.

         There is no fact (other than matters of a general economic or political nature which do not affect the Business uniquely) of which the Seller has Knowledge that has not been disclosed by Seller to Purchaser that, individually or in the aggregate, (i) would reasonably be expected to have or result in a Material Adverse Effect or (ii) might reasonably be expected to affect a reasonable purchaser's decision to purchase the Business in accordance with the terms of this Agreement.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

6.1      ORGANIZATION AND QUALIFICATION.

         Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Pennsylvania. Each of Purchaser's Parent and UK Purchaser is a company duly organized, validly existing and in good standing under the Laws of England and Wales. Each of Purchaser, Purchaser's Parent and UK Purchaser has all necessary power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

6.2      AUTHORITY.

         Each of Purchaser, UK Purchaser and Purchaser's Parent has full power and authority to enter into each of the Acquisition Documents to which it is a Party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Purchaser, UK Purchaser and Purchaser's Parent of each of the Acquisition Documents to which it is a Party have been duly and validly authorized and approved by all necessary action on its part. Each of the Acquisition Documents to which either Purchaser, UK Purchaser or Purchaser's Parent is a Party is the legal, valid, and binding obligation of Purchaser, UK Purchaser and Purchaser's Parent enforceable against it in accordance with their terms. Neither the execution and delivery by Purchaser, UK Purchaser or Purchaser's Parent of any of the Acquisition Documents to which Purchaser, UK Purchaser or Purchaser's Parent is a party nor the consummation by Purchaser, UK Purchaser or Purchaser's Parent of the transactions contemplated hereby or thereby will (i) violate Purchaser's, UK Purchaser or Purchaser's Parent's charter documents, (ii) violate any provisions of Law or any Order of any Regulatory Authority to which Purchaser, UK Purchaser or Purchaser's Parent is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of, or constitute a Default under any Contract to which Purchaser, UK Purchaser or Purchaser's Parent is a Party or by which its assets or properties are bound.

6.3      LITIGATION.

         There is no Litigation pending or, to Purchaser's knowledge, threatened, against Purchaser, UK Purchaser or Purchaser's Parent in respect of the consummation of the transactions contemplated hereby.

6.4      GOVERNMENTAL APPROVAL AND CONSENTS.

         No Consent of any Regulatory Authority is required in connection with the execution, delivery, and performance by Purchaser, UK Purchaser or Purchaser's Parent of this Agreement or the consummation by Purchaser, UK Purchaser or Purchaser's Parent of the transactions contemplated hereby.

6.5      BROKERS AND FINDERS.

         Neither Purchaser nor any Related Person of Purchaser has incurred any Liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

6.6      DISCLOSURE.

         There is no fact (other than matters of a general economic or political nature which do not affect the Business uniquely) known to Purchaser that has not been disclosed by Purchaser to Seller that, individually or in the aggregate, (i) would reasonably be expected to have or result in a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement or (ii) might reasonably be expected to affect a reasonable seller's decision to sell the Business in accordance with the terms of this Agreement.

                                    ARTICLE 7
                                    COVENANTS

7.1      ACCESS AND INFORMATION.

         Subject to the confidentiality restrictions set forth in Section 13.1 hereof, from the date hereof to the Closing Date and during normal business hours, Seller shall, and shall cause its Subsidiaries to, afford to Purchaser, its lenders, counsel, accountants, and other representatives, reasonable access to the offices, properties, books, contracts, commitments, records, vendors, and customers of Seller and its Subsidiaries, insofar as the same relate to the Business or the Acquired Assets, and shall furnish such persons with all information (including financial and operating data) concerning the Business or the Acquired Assets as they reasonably may request. Requests for such information shall be coordinated with Seller's designated representatives, and Seller shall use its best efforts to assist Purchaser, its Affiliates, lenders, counsel, accountants, and other representatives in their examination.

7.2      CONDUCT OF BUSINESS PRIOR TO CLOSING.

         From the date hereof to the Closing, and except to the extent that Purchaser shall otherwise Consent, Seller, with respect to the Business, shall, and shall cause its Subsidiaries to:

         (a) operate the Business substantially as previously operated and only in the Ordinary Course of Business;

         (b) maintain the Acquired Equipment and the other tangible personal property included in the Acquired Assets in their present order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering the Acquired Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

         (c) take all steps reasonably necessary to maintain their respective rights in and to the Intellectual Property and other intangible assets of Seller or its Subsidiaries included in the Acquired Assets;

         (d) pay all accounts payable arising out of the conduct of the Business in accordance with past practice and collect all Accounts Receivable arising out of the conduct of the Business in accordance with past practice;

         (e) comply in all material respects with all Laws applicable to the conduct of the Business;

         (f) perform all obligations under the Assigned Contracts and any other documents relating to or affecting the Acquired Assets or the Business; provided, however, that with respect to any good faith dispute between Seller or any Subsidiary thereof with the other party to any Assigned Contract or such other document, Purchaser shall not unreasonably withhold, delay or condition Purchaser's Consent to Seller or such Subsidiary suspending its performance under the Assigned Contract or such other document;

         (g) maintain the Books and Records in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and conduct all Tax affairs relating to the Business (including filing all Tax Returns and amendments thereto required to be filed after taking into account any extensions of time granted by any taxing authorities) only in the Ordinary Course of Business;

         (h) continue advertising and other promotional activities in accordance with past practice, use its commercially reasonable efforts to keep the Business and its operations intact and preserve the goodwill and patronage of the customers, Employees and suppliers of the Business and others having a business relationship with respect to the Business; and

         (i) satisfy, terminate and discharge all Liens, including title defects, that are not Permitted Encumbrances and deliver evidence reasonably satisfactory to Purchaser and its counsel of such satisfaction, termination and discharge at or prior to Closing.

7.3      CERTAIN ACTS PROHIBITED.

         Except as may be necessary to discharge or deal with the Excluded Liabilities, from the date hereof to the Closing Date, with respect to the Business Seller shall not, and shall not permit its Subsidiaries to, take any of the actions described in Section 5.13 hereof, without the prior written consent of Purchaser.

7.4      OTHER TRANSACTIONS.

         Seller shall deal exclusively and in good faith with Purchaser with regard to the sale of the Acquired Assets to Purchaser and will not, and will direct its Related Persons financial advisors, accountants, agents, and counsel not to (i) solicit submission of any Acquisition Proposals, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any other Person regarding the Business or the Acquired Assets other than Purchaser and its representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any Person other than Purchaser or, (iii) enter into any agreement or understanding, whether in writing or, if legally binding, oral, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Seller, or its Related Persons, representatives or agents should receive any Acquisition Proposal or any inquiry regarding any such proposal from a Third Party, such persons shall promptly inform Purchaser and its counsel in writing of the facts and terms thereof.

7.5      NOTIFICATION OF CHANGES; SUPPLEMENTAL DISCLOSURE.

         At all times prior to the Closing, Seller shall promptly notify Purchaser in writing of any fact, condition, event or occurrence that (i) will, or is reasonably likely to, result in the failure of any of the conditions contained in Article 9 or (ii) makes any representation and warranty made by Seller in Article 5 not be true and correct in all material respects on and as of the Closing Date.

7.6      CONSENTS.

         (a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement or attempt to transfer, sublease or assign any Assigned Contract or any claim or right of any benefit arising thereunder or resulting therefrom or any Assigned Permit if an attempted transfer, sublease or assignment thereof, without the Consent of any Third Party or Regulatory Authority would constitute a breach thereof or in any way adversely affect Purchaser's rights to receive the benefits thereunder. Seller shall use reasonable best efforts to obtain prior to the Closing all Consents which, in the reasonable judgment of Purchaser, are necessary or appropriate for the transfer or assignment of each of the Acquired Assets from Seller and its Subsidiaries to Purchaser hereunder. All such Consents shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof.

         (b) In any case where a Consent required to be obtained in connection with the transactions contemplated under this Agreement has not been obtained at or prior to the

Closing, or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Acquired Asset in question or result in a Default under the Acquired Asset so that Purchaser would not in effect acquire the benefit of all such rights, (i) Seller shall assist Purchaser, at Purchaser's request, after Closing in every reasonable effort to obtain such Consent and
(ii) from and after the Closing until such time as such Consent is obtained, Purchaser and Seller or the appropriate Subsidiary of Seller shall enter into alternative arrangements (to the maximum extent permitted by Law and the specific Acquired Asset or applicable Contract), including, without limitation:
(x) Seller or the appropriate Subsidiary of Seller acting as Purchaser's agent in order to obtain for Purchaser the benefits thereunder, and (y) Seller or the appropriate Subsidiary of Seller cooperating with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser, including any sublease, sublicense or subcontract or similar arrangement; provided that the Purchaser shall receive under any such Consent or alternative arrangement, any and all benefits and shall have any and all detriments (including payment obligations) that Purchaser would have received or had if Seller had obtained such Consent prior to the Closing. Seller and Purchaser shall share equally the cost of all Consents and alternative arrangements.

         (c) With respect to any Assigned Contract that is a Straddle Contract with a supplier, in addition to using reasonable best efforts to seek a Consent, Seller shall use reasonable best efforts to obtain from the Third Party to such Straddle Contract the Third Party's acknowledgment and agreement that the Assigned Contract is not being assigned to Purchaser and Purchaser is not assuming any obligations under the Assigned Contract with respect to any right or obligation of Seller thereunder that is not primarily used or held for use in connection with the Business and that with respect to the non-Business rights and obligations under such Assigned Contract, such Third Party will look solely to Seller, rather than Purchaser, for performance or payment of the non-Business obligations following such assignment. Purchaser hereby acknowledges and agrees that from and after the Effective Time, Purchaser is not permitted to and shall not, without the prior Consent of Seller: (i) use or exercise any right (including the purchase or consumption of any good, product, right or service) under a Straddle Contract, unless that right is primarily used or held for use in connection with the Business or (ii) take any action under a Straddle Contract that creates an obligation or Liability that would constitute an Excluded Liability under this Agreement.

         (d) The obligations of Seller and its Subsidiaries under this Section
7.6 shall not be in limitation of Purchaser's right to terminate this Agreement as provided in Section 14.1(b) hereof (including with respect to Section 9.4) in accordance with the terms thereof, at or prior to the Closing Date. Nothing in this Section 7.6 shall be deemed a waiver by Purchaser of its right to have received an effective assignment of all of the Acquired Assets (except as may be limited by Section 9.4 hereof), nor shall this Section 7.6 be deemed to constitute an agreement to exclude from the Acquired Assets any asset that constitutes an Acquired Assets under Section 1.1.

7.7      WARN NOTICE.

         To the extent that any obligations under the WARN Act arise as a consequence of a transaction contemplated by this Agreement, Seller shall be responsible for any WARN Act obligations arising as a result of any employment losses from the Seller occurring at or prior to the Effective Time.

7.8      LANCASHIRE GUARANTY.

         Purchaser shall use commercially reasonable efforts to release Seller and its Affiliates from that certain Deed of Guarantee between Lancashire Teaching Hospitals NHS Trust and Seller (the "Lancashire Guaranty").

7.9      CUSTOMER CONTRACTS.

         From the date hereof until Closing, Seller shall not, without obtaining Purchaser's Consent (which shall not be unreasonably withheld, delayed or conditioned) enter into any Contract that would constitute an Acquired Asset hereunder and that is reasonably expected to have a cost of completion in excess of $100,000.

7.10     CERTAIN EMPLOYEES.

         From the date hereof until the Closing Date, (i) Seller shall and shall cause its Affiliates to cooperate with Purchaser in Purchaser's efforts to employ the Offered Employees and (ii) neither Seller nor any of its Affiliates shall, directly or indirectly, (a) interfere with Purchaser's efforts to employ the Offered Employees, (b) induce or attempt to induce any Subject Employee to terminate his or her employment agreement with Purchaser, (c) solicit for employment or hire or agree to hire any Subject Employee, or (d) induce or attempt to induce any Offered Employee to accept employment or enter into any independent contract agreement with any Person other than Purchaser and its Affiliates. Seller acknowledges and agrees that in no way is this Section 7.10 intended to limit, restrict, supersede or be inconsistent with Section 11.2 as it applies to the Offered Employees and Subject Employees.

7.11     SOFTWARE ESCROW CONTRACTS.

         With respect to any Contract (other than an Assigned Contract) regarding the escrow of source code of any Computer Software owned by Seller or any Subsidiary thereof that is included in the Acquired Assets, including Patient1 and its related functionality, promptly after the Closing Seller shall and shall cause its Subsidiaries to instruct the escrow agent under and in accordance with such Contract to (i) release the source code of such Computer Software to Purchaser in accordance with Purchaser's reasonable instructions and
(ii) confirm that no copies of such source code have been retained by the escrow agent.

                           ARTICLE 8 MUTUAL COVENANTS

8.1      GOVERNMENTAL FILINGS.

         In the event any Litigation is threatened or instituted challenging the transactions contemplated by this Agreement as violative of Antitrust Laws, each Party shall use its commercially reasonable efforts to avoid the filing of, or resist or resolve such Litigation. Each Party shall use its commercially reasonable efforts to take such action as may be required by: (i) the United States Federal Trade Commission ("FTC") and/or the United States Department of Justice ("DOJ") in order to resolve such objections as either of them may have to the transactions contemplated by this Agreement under the Antitrust Laws, or
(ii) any federal or state court of the United States, or similar court of competent jurisdiction in any foreign jurisdiction, in any Litigation brought by any Regulatory Authority or any other Person challenging the transactions contemplated by this Agreement as violative of the Antitrust Laws, in order to avoid the entry of any Order (whether temporary, preliminary or permanent) that has the effect of preventing the consummation of the transactions contemplated by this Agreement and to have vacated, lifted, reversed or overturned any such Order. Notwithstanding anything to the contrary in this Section, none of Purchaser or Seller or any of their respective Related Persons shall be required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that is reasonably likely to have a Material Adverse Effect on Purchaser, Seller or the Business after the Effective Time. Purchaser shall be entitled to direct any proceedings or negotiations with any Regulatory Authority relating to any of the foregoing, provided that it shall permit Seller to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any other Regulatory Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Regulatory Authority or other Person, give Seller the opportunity to attend and participate in such meetings and conferences.

8.2      FURTHER MUTUAL COVENANTS.

         Purchaser and Seller shall each take all actions contemplated by this Agreement, and, subject to Purchaser's and Seller's, as applicable, right to terminate this Agreement pursuant to Article 14 hereof, do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Seller shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in Article 5 or
Article 6, as applicable, of this Agreement in any material respect inaccurate as of the Closing Date. Each Party shall promptly notify the other Party of any action, suit, or proceeding that shall be instituted or threatened against such Party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

8.3      PRORATIONS.

         (a) To the extent not included in the Assumed Liabilities, all Proration Items and all other items, if any, that shall be paid by Purchaser or otherwise affect the Business or the Acquired Assets and that relate, in whole or in part, to periods prior to the Effective Time, shall be apportioned to the Effective Time, and representatives of Seller and Purchaser will examine all relevant Books and Records as of the Effective Time in order to make the determination of the apportionments, which determinations shall be calculated in accordance with the past practices of the Business to the extent applicable, provided that for the purposes of determining whether a particular Tax shall be prorated or allocated to a Pre-Closing Tax Period, Real Property Taxes and Personal Property Taxes shall be prorated or allocated on a per diem basis, and all other Taxes shall be prorated or allocated on the basis of an interim closing of the books of the Business at the Effective Time. The net amount of all Proration Items known by the Parties at Closing will be settled and paid on the Closing Date. In the event that the amount of any of the Proration Items is not known by Seller and Purchaser at the Closing, the proration shall be made based upon the amount of the most recent cost of such Proration Item to Seller. After Closing, Purchaser and Seller each shall provide to the other, written notice five (5) Business Days after receipt, of each Third Party invoice relating to any Proration Item so estimated. Within ten (10) business days thereafter, Purchaser and Seller each shall make any payments to the other that are necessary to compensate for any difference between the proration made at the Closing and the correct proration based on the Third Party invoice. The Parties shall reasonably cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each Party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation that is a prerequisite to avoiding payment of a duplicate Tax.

         (b) In the event that either Party (the "Payor") pays a Proration Item (other than if and to the extent included in the Assumed Liabilities) for which the other Party (the "Payee") is obligated in whole or in part under this
Section 8.3 the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either Party (the "Recipient") receives payments, or the benefits of payments, of a Proration Item to which the other Party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such amount to the Beneficiary.

         (c) In the event there exists as of the Closing Date any pending appeals of ad valorem Tax assessments with regard to any Acquired Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Purchaser with respect to assessments for the year within which the Closing occurs.

8.4      ADDITIONAL STRADDLE CONTRACTS.

         If after the date hereof any Party identifies any additional Contracts that would have constituted Acquired Assets had such Contract been identified prior to the date hereof because it is used or held for use primarily in connection with the Business, and that Contract also is held for use in any other business or operations of Seller and its Affiliates other than the Business, such Contracts shall be deemed to be Straddle Contracts hereunder and subject to Section 11.13. Each of Purchaser and Seller shall and shall cause their respective Affiliates to work together in good faith from and after the date hereof to identify any such additional Straddle Contracts and to take such other actions consistent with Section 11.13 in order that Purchaser shall receive the benefits and assume the Liabilities related to the Business under any such Contracts.

           ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

9.1      CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES.

         All information required to be furnished or delivered by Seller pursuant to this Agreement shall have been furnished or delivered in all material respects as of the date hereof and as of the Closing Date, as required hereunder; each of the representations and warranties made by Seller in Article 5 shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except that such representations and warranties may be untrue or incorrect as a result of actions or transactions required by this Agreement or actions or transactions of Seller made with the prior written consent of Purchaser; provided that for purposes of this Section 9.1, if any representation or warranty made by Seller includes within its terms a qualifier relating to materiality or Material Adverse Effect, such qualifier shall be disregarded solely for purposes of determining compliance with this Section 9.1; and Purchaser shall have received a certificate dated as of the Closing Date executed by an authorized officer of Seller to such effect.

9.2      COMPLIANCE BY SELLER.

         Seller shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Seller on or prior to the Closing Date and Purchaser shall have received a certificate dated the Closing Date, executed by an authorized officer of Seller, to such effect. Purchaser shall have received from Seller all such certificates or other evidence, dated as of the Closing Date, as Purchaser or its counsel shall reasonably request to evidence the performance of all covenants and the fulfillment by Seller, or such other satisfaction at or prior to the Closing Date, of the terms and conditions of this Agreement.

9.3      NO INJUNCTION; ETC.

         There shall be no Order, regulation, legislation or Law which enjoins or prohibits Purchaser from completing the consummation of the transactions contemplated hereby, or enjoins or prohibits the operation of all or a material portion of the Business or the Acquired Assets and no action or proceeding shall be pending by any Regulatory Authority seeking any such Order.

9.4      CONSENTS; AUTHORIZATIONS; APPROVAL OF LEGAL MATTERS.

         Seller shall have obtained and made available to Purchaser, in form and substance reasonably satisfactory to Purchaser, a true and correct copy of each Consent that is listed on SCHEDULE 9.4. All Permits (including Environmental Permits) or Orders of any Regulatory Authority, reasonably required for the conduct of the Business by Purchaser substantially in the manner presently conducted, shall have been obtained or otherwise assigned or transferred and reissued to Purchaser, and Purchaser shall be satisfied with the conditions, and restrictions of and obligations under each such Permit or Order.

9.5      INSTRUMENTS OF TRANSFER.

         Seller and its Subsidiaries shall have delivered to Purchaser such bills of sale, assignments, endorsements, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to Purchaser all in form and substance reasonably satisfactory to counsel to Purchaser to vest in Purchaser all of their rights, title, and interest, in and to all of the Acquired Assets owned by Seller and its Subsidiaries, in each case free and clear of all Liens other than Permitted Encumbrances, and good, insurable (as to Real Property Leases) and valid leasehold interests in and to all of the Acquired Assets leased to Seller or any Subsidiary thereof, and all of the rights of Seller and it Subsidiaries under the Assigned Contracts.

9.6      CERTIFIED RESOLUTIONS.

         Purchaser shall have received a certificate of the Secretary or Assistant Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the manager of Seller, approving and authorizing each of the Acquisition Documents to which Seller is a party and each of the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

9.7      ACQUISITION DOCUMENTS.

         Purchaser shall have received the Acquisition Documents to which Seller or any Subsidiary thereof is a party, executed by Seller or such Subsidiary.

9.8      NO ADVERSE CHANGE.

         There shall not have been any events or changes that individually or in the aggregate have had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Assets or the Business since March 31, 2003, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

9.9      FIRPTA CERTIFICATION.

         On the Closing Date, Seller shall deliver to Purchaser a certificate of non-foreign status in accordance with Section 1445(a) of the Internal Revenue Code and the U.S. Treasury Regulations thereunder.

                                   ARTICLE 10
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Seller.

10.1     CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES.

         All information required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered in all material respects as of the date hereof and as of the Closing Date, as required hereunder; each of the representations and warranties made by Purchaser in
Article 6 shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that for purposes of this Section 10.1, if any representation or warranty made by Purchaser includes within its terms a qualifier relating to materiality or Material Adverse Effect, such qualifier shall be disregarded solely for purposes of determining compliance with this
Section 10.1; and Seller shall have received a certificate dated as of the Closing Date executed by an authorized officer of Purchaser to such effect.

10.2     COMPLIANCE BY PURCHASER.

         Purchaser and UK Purchaser shall have duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser and UK Purchaser on or before the Closing Date, and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser, to such effect. Seller shall have received from Purchaser and UK Purchaser all such certificates or other evidence, including an instrument or instruments of assumption of the Assumed Liabilities, duly executed by Purchaser and UK Purchaser, dated as of the Closing Date, as Seller or its counsel shall reasonably request to evidence the performance of all covenants and the fulfillment by Purchaser and UK Purchaser, dated as of the Closing Date, as Seller or its counsel shall reasonably request to evidence the performance of all covenants and the fulfillment by Purchaser and UK Purchaser, or such other satisfaction at or prior to the Closing Date, of the terms and conditions of this Agreement.

10.3     NO INJUNCTION; ETC.

         There shall be no Order, regulation, or legislation which enjoins Seller or any Subsidiary thereof from completing the consummation of the transactions contemplated hereby and no action or proceeding shall be pending by any Regulatory Authority seeking any such Order.

10.4     CERTIFIED RESOLUTIONS.

         Seller shall have received from Purchaser a certificate executed by the Secretary of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing and each of the Acquisition Documents to which Purchaser is a party and each of the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of Purchaser shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

10.5     ACQUISITION DOCUMENTS.

         Seller shall have received the Acquisition Documents to which Purchaser and/or UK Purchaser is a party, executed by Purchaser or UK Purchaser, as the case may be.

                                   ARTICLE 11
                              POST CLOSING MATTERS

11.1     EMPLOYMENT OF EMPLOYEES.

         No later than the Closing Date, Purchaser will offer employment to all of the Employees set forth on SCHEDULE 11.1 (the "Offered Employees") to be effective as of the Closing Date. Unless otherwise required under applicable Law, each such offer shall be (i) for either full-time or part-time employment, consistent with and the same as, such Employee's employment with Seller as of the Closing Date, (ii) with similar duties and responsibilities as Employee is engaged in for the Seller as of the Closing Date, (iii) with base salary that is no less than the base salary such Employee received from the Seller as of the Closing Date, and (iv) a package of benefits, privileges and perquisites that is no less favorable than those offered to similarly-situated employees of the Purchaser. Seller shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, severance pay and other like obligations and payments to the Employees for all periods ending on or prior to the Effective Time. Seller shall be responsible for the payment of any amounts due to the Employees pursuant to the Employee Benefit Plans of Seller as a result of the employment of the Employees prior to the Effective Time. Seller shall be responsible for all incurred but unreported or unpaid medical claims occurring prior to the Effective Time and for the cost associated with confinement in any medical care, nursing, rehabilitation or similar facility which commences prior to the Effective Time. Seller shall be responsible for all Liabilities associated with any medical leaves of absence taken prior to the Closing Date in connection with the Family and Medical Leave Act of 1993 or any other policy, program or plan of Seller, except that Purchaser agrees that at the Effective Time all Offered Employees who become Hired Employees shall become employees of Purchaser at the Effective Time notwithstanding their inability to report to work at the Effective Time and Seller shall hold their positions open until they are released by a physician to return to work as an employee of Purchaser. Effective at the Effective Time, Seller shall, and hereby does, release all Offered Employees from any employment and/or confidentiality agreement previously entered into between Seller and such Offered Employees relating to the Business to the extent (but only to the extent) necessary for Purchaser to operate the Business in the same manner as operated by Seller prior to the Closing Date. Seller does not release any Offered Employee from any confidentiality agreement executed by such Offered Employee in favor of Third Parties relating to receipt of confidential information in connection with potential business acquisitions.

11.2     NON-SOLICITATION.

         From the Effective Time hereof until the expiration of two (2) years after the Effective Time, (i) Seller shall not directly or indirectly solicit for employment any Person who is then an employee of Purchaser or who has terminated his or her employment without the consent of Purchaser within one (1) year of such solicitation or offer and (ii) except as contemplated under Section 11.1, Purchaser shall not directly or indirectly solicit for employment any employee of Seller who is then an employee of Seller, or who has terminated such employment without the consent of Seller within one (1) year of such solicitation or offer.

11.3     DELIVERY OF BOOKS AND RECORDS.

         Seller shall deliver to Purchaser copies of all Acquired Books and Records within thirty (30) days following the Closing Date. Purchaser shall direct the possessor of all other records, files and other documents that pertain to each Hired Employee but which are not in Seller's possession to deliver such documents (or copies of such documents) to Seller within thirty
(30) days following the Closing Date, unless otherwise directed by Purchaser.

11.4     VACATION PAY.

         At the time of each Hired Employee's termination of employment with Seller and in accordance with applicable Law and Seller's vacation policies, Seller shall pay each Hired Employee for all unused vacation that has been accrued by, purchased by or awarded to such Employee during his or her employment with Seller up to and including the Closing Date. Beginning on the Closing Date, Purchaser shall provide the Hired Employees with pro-rated vacation benefits pursuant to the vacation policy of Purchaser in an amount to be determined and pro-rated for each Hired Employee based on such

Hired Employee's first day of employment with Purchaser; provided, however, that the Hired Employees shall be given credit for their prior years of service with Seller for the purpose of determining vacation benefits under such policy and any and all waiting periods for the accrual of vacation provided under Purchaser's vacation policy shall be waived.

11.5     PURCHASER'S BENEFIT PLANS.

         For purposes of Purchaser's Employee Benefit Plans, each Hired Employee shall receive credit for prior years of service with Seller for purposes of eligibility and vesting under such plans and shall be entitled to participate in the Employee Benefit Plans of Purchaser without the application of any applicable waiting periods to the extent required by Law or permitted under the terms of Purchaser's Employee Benefit Plan. Purchaser shall not be required to waive any waiting periods or any restrictions and limitations on preexisting medical conditions under its medical plans, except as required by Law.

11.6     MAINTENANCE OF BOOKS AND RECORDS.

         Each of Seller and Purchaser shall preserve until the 7th anniversary of the Closing Date all Books and Records possessed or to be possessed by such Party relating to any of the assets, Liabilities or business of the Business prior to the Effective Time. Seller shall promptly deliver to Purchaser any Acquired Books and Records discovered by Seller that were not delivered to Purchaser because such Acquired Books and Records were not located on the Leased Real Property. After the Closing Date, where there is a legitimate purpose (which shall include, without limitation, with respect to any Litigation between Seller and its Affiliates, on one hand, and any of the parties to the Humanitarian City SIICA, the Japanese Distributor Agreements or the Brazilian Distributor Agreement, on the other hand), such Party shall provide the other Party and its representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such Party and (ii) the books of account and records of such Party, but, in each case, only to the extent relating to the assets, Liabilities or business of the Business prior to the Effective Time, and the other Party and its representatives shall have the right to make copies of such Books and Records; provided, however, the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party; and provided further, as to so much of such information as constitutes trade secrets or confidential business information of such Party, the requesting Party, its Related Persons, officers, directors and representatives will use due care to not disclose such information except (i) with the prior written consent of such Party, which consent shall not be unreasonably withheld, (ii) where such information becomes available to the public generally, or becomes generally known to competitors of such Party, through sources other than the requesting Party, its Related Persons or its officers, directors or representatives or (iii) for a disclosure that is required by Law or by a Regulatory Authority or a securities exchange or in connection with a filing by the requesting Party under federal or state securities Laws or is reasonably believed to be so required. Such records may nevertheless be destroyed by a Party if such Party sends to the other Parties written notice of its intent to destroy records, specifying with particularity the contents of

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

the records to be destroyed. Such records may then be destroyed after the 60th day after such notice is given unless another Party objects to the destruction in which case the Party seeking to destroy the records shall deliver such records to the objecting Party at the cost and expense of the objecting Party.

11.7     DISCHARGE OF BUSINESS OBLIGATIONS.

         From and after the Effective Time, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all Excluded Liabilities that were related to the Business (other than those with respect to the Humanitarian City SIICA, the Japanese Distributor Agreements or the Brazilian Distributor Agreement) immediately preceding the Effective Time.

11.8     PAYMENTS RECEIVED.

         Seller and Purchaser each agree that after the Effective Time they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other Party, including any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of Indebtedness received by Purchaser on account of the Business and the Acquired Assets transferred to Purchaser hereunder.

11.9     COOPERATION.

         Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the preparation or filing of any Tax Return of the Parties or their Affiliates or any matter relating to Taxes of the Acquired Assets or the Business or in connection with the defense of any claim included within any Assumed Liability or Excluded Liability, as the case may be, including making available records relating to such claim and furnishing, without expense (other than reasonable out-of-pocket expenses), management employees of the Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one Party in such a manner as to interfere unreasonably with the normal operations and business of the other Party. Purchaser and Purchaser's Parent shall, and shall cause their respective Subsidiaries to, and shall use reasonable best efforts to cause their respective employees to, reasonably cooperate and work in good faith with Seller and its Affiliates with respect to any Litigation that may arise between Seller and its Affiliates, on one hand, and any party to the Humanitarian City SIICA, the Japanese Distributor Agreements or the Brazilian Distributor Agreement, on the other hand. Seller shall reimburse Purchaser, Purchaser's Parent and their respective Subsidiaries and employees for all reasonable out-of-pocket expenses incurred in connection with such cooperation.

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11.10    NON-COMPETITION.

         Seller hereby acknowledges and recognizes Seller's possession of confidential or proprietary information and the highly competitive nature of the Business and accordingly agrees that, in consideration of Purchaser entering into this Agreement and the other transactions contemplated hereby and the premises contained herein, Seller will not, at any time within the three-year period immediately following the Closing Date, for any reason whatsoever, either individually or as stockholder, partner, agent or principal of another business firm, (i) directly or indirectly engage in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i), or (iii) solicit, professionally contact or provide consulting services in respect of a Competing Business to any client of the Business.

11.11    USE OF BUSINESS NAME.

         After the Closing, except as required by Law or to enforce any rights of Seller with respect to the Excluded Assets, including those described in
Section 1.2(g), Seller will not, directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and marks "Patient 1(R)" or "Decision 1(R)" (or any other name confusingly similar to such names and marks).

11.12    FURTHER ASSURANCES.

         Seller and Seller's Parent from time to time after the Closing Date, at Purchaser's request, shall and shall cause their affiliates to execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets or any assets, properties or rights that constitute Acquired Assets, but were not identified as such prior to Closing, or to better enable Purchaser to pay, perform or satisfy any of the Assumed Liabilities. Each of the Parties hereto shall cooperate with the other and execute and deliver to the other Parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. Each Party shall bear its own costs and expenses in compliance with this Section 11.12.

11.13    SUBCONTRACTED SERVICES.

         (a) Purchaser acknowledges that there are Contracts that are used or held for use primarily in connection with the Business that also cover businesses or operations of the Seller and its Subsidiaries that are not part of the Business (the "Straddle Contracts") and that the Parties do not intend to transfer the economic effects of the non-Business portions of any such Straddle Contract from Seller and its Subsidiaries to Purchaser as part of the transactions contemplated hereby. A list of the Straddle Contracts as of the date hereof is set forth on SCHEDULE 11.13.

         (b) The Parties hereby agree that:

                  (i) Seller and Purchaser shall use reasonable best efforts to obtain the Consent, as soon as practicable after the date hereof, of any applicable Third Party to terminate each Straddle Contract, or the non-Business portion thereof, as the case may be, effective as of the Closing Date, and (A) replace it with two separate Contracts, one between Seller (or a Subsidiary thereof) with respect to the non-Business portion of the Straddle Contract and the other between Seller (or a Subsidiary thereof) with respect to the Business portion of the Straddle Contract, which shall be assigned to Purchaser hereunder as an Assigned Contract or (B) assign the portion that is used or held for use primarily in connection with the Business to Purchaser hereunder as an Assigned Contract and terminate the remaining rights and obligations of Seller or its Subsidiaries under such Contract.

                  (ii) If, on or before the Closing Date, any customer Straddle Contract identified as such on SCHEDULE 11.13 has not been terminated and replaced in accordance with clause (b)(i) of this Section 11.13, then:

                  (A) if the customer has consented to the assignment of the Straddle Contract to Purchaser, such Straddle Contract shall be included in the Acquired Assets and assigned to Purchaser in accordance with the terms of this Agreement;

                  (B) if the customer has not consented to the assignment of the Straddle Contract to Purchaser, or any customer Straddle Contract identified as such on SCHEDULE 11.13 has not been terminated and replaced in accordance with clause (b)(i) of this Section 11.13 prior to Closing, Section 7.6 shall apply with respect to the Business portion of the Straddle Contract and the Parties will work together and use reasonable best efforts to obtain the Consent of any applicable Third Party to terminate such customer Straddle Contract and replace it with two separate agreements in the manner contemplated by clause
         (b)(i) of this Section 11.13 as promptly as practicable following the Closing; and

                  (C) until such time as all customer Straddle Contracts identified as such on SCHEDULE 11.13 have been terminated and replaced in accordance with clause (b)(i) of this Section 11.13, the Purchaser shall subcontract and delegate to Seller and its Subsidiaries all obligations under such customer Straddle Contracts that are not part of the Business (the "Retained Services"), and Seller and its Subsidiaries shall perform all such Retained Services under the customer Straddle Contracts and Purchaser shall receive and remit to Seller any payments received from any Third Party in connection with the Retained Services rendered by Seller or its Subsidiaries, it being understood that in the event of any payment due to Seller in connection with the Retained Services is not received by Purchaser or its Affiliates, Purchaser shall use efforts to collect such amounts from the customer that are no less than those used by Purchaser with respect to collection of Purchaser's own accounts. Seller shall have no recourse against Purchaser hereunder with respect to such payments, except to the extent that such amount has been collected by Purchaser or its Affiliates from such Third Party. Purchaser acknowledges and agrees that Seller and its Affiliates shall have the right, to the extent permitted under applicable Law or the applicable Straddle Contract, to
         (i) take any and all legal action against the customer in order to collect payment for the Retained Services and/or (ii) suspend performance of the Retained Services until such time as the customer pays all amounts outstanding to Seller and its Affiliates for Retained Services rendered by Seller and its Affiliates.

                  (iii) if, on the Closing Date, any supplier Straddle Contract identified as such on SCHEDULE 11.13 has not been terminated and replaced in accordance with clause (b)(i) of this Section 11.13, then the Seller shall use reasonable best efforts to procure any Consent or alternative arrangement from or with such Third Party supplier in accordance with Section 7.6 hereof and
Section 1.12 of the Transition Services Agreement and shall provide the benefit of such supplier Straddle Contract as a Service (as defined in the Transition Services Agreement) pursuant to the Transition Services Agreement until such time as Purchaser has entered into a separate Contract with such Third Party or informed Seller that it has made an alternative arrangement. Once it is reasonably apparent to Purchaser and Seller that the Third Party to any supplier Straddle Contract will not provide its Consent to the separation of such supplier Straddle Contract as contemplated in clause (b)(i) of this Section
11.13 or any alternative arrangement contemplated in Section 7.6, Purchaser shall use reasonable efforts to make arrangements with another Third Party supplier.

         (c) All proprietary or non-public information relating to the non-Business portion of the Straddle Contracts and Seller's performance of the non-Business obligations thereunder, including the Retained Services, shall be deemed confidential and subject to Section 11.14.

         (d) The costs and expenses of obtaining any Consent to the termination and replacement of any Straddle Contract or the procuring of any alternative arrangement shall be shared equally by Seller and Purchaser.

         (e) The Parties will cooperate with each other and work in good faith with respect to the Straddle Contracts so as not to harm the other Party's relationship with the Third Parties to the Straddle Contracts.

         (f) Purchaser acknowledges and agrees that Purchaser is not, by virtue of the relationship under this Section 11.13: (i) creating a joint venture or similar venture with Seller, (ii) authorized to act as Seller's agent or otherwise bind Seller with respect to the non-Business portions of the Straddle Contracts and (iii) being granted any ownership, license or other rights in the Intellectual Property of the Seller and its Affiliates that is used in the performance of the non-Business portions of the Straddle Contracts.

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11.14    CONFIDENTIALITY.

         After the Closing, Seller and its Affiliates shall not, and shall cause its officers, directors and employees not to, use for any purpose or disclose to any Person any proprietary or non-public information relating to the Acquired Assets or the Business, except (i) as required by Law, (ii) as necessary for use in the Seller's financial reports or to conduct business of the Seller or its Affiliates in the ordinary course of business, (iii) to the extent that such information is or becomes public through no fault of the Seller or its Affiliates or (iv) to enforce any rights with respect to the Excluded Assets, including those described in Section 1.2(g). If Seller or any of its officers, directors, employees or Affiliates are required to disclose any such information under any Law, such Person shall, to the extent reasonably practicable and permitted by Law, promptly notify Purchaser of such requirement so that Purchaser may seek an appropriate protective order or injunctive relief or waive compliance with this Section 11.14. After the Closing, Purchaser and its Affiliates shall not, and shall cause its officers, directors and employees not to, use for any purpose or disclose to any Person any proprietary or non-public information relating to the Excluded Assets or the business of Seller or its Affiliates (other than the Business), including any such information to which Purchaser obtains access through the subcontractor relationship contemplated in
Section 11.13, except (i) as required by Law or (ii) to the extent that such information is or becomes public through no fault of the Seller or its Affiliates. If Purchaser or any of its officers, directors, employees or Affiliates are required to disclose any such information under any Law, such Person shall, to the extent reasonably practicable and permitted by Law, promptly notify Seller of such requirement so that Seller may seek an appropriate protective order or injunctive relief or waive compliance with this
Section 11.14.

11.15 TERMINATION OF CERTAIN EXCLUDED CONTRACTS; FUTURE HUMANITARIAN CITY ARRANGEMENTS; BRAZILIAN SUBCONTRACT SERVICES.

         (a) Promptly after Closing, to the extent permitted under applicable Law and the terms of each of the Humanitarian City SIICA, the Japanese Distributor Agreements and the Brazilian Distributor Agreement, Seller shall and shall cause its Subsidiaries to terminate each of the Humanitarian City SIICA, the Japanese Distributor Agreements and the Brazilian Distributor Agreement.

         (b) From and after Closing, if, and only if, in connection with the execution of any Contract between Purchaser (or any Affiliate thereof) and any Third Party related to the Humanitarian City SIICA regarding the license, installation or implementation of Patient1 Computer Software, all or any portion of the Account Receivable existing on the Closing Date arising under the Humanitarian City SIICA is collected, each of Seller and Purchaser shall be entitled to half of any such amount collected and the Party that collected such amount shall promptly remit the other half to the other Party. In no event shall Purchaser have the authority to waive any rights of Seller or its Affiliates with respect to such Account Receivable or any remaining unpaid portion thereof without the prior Consent of Seller.

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

         (c) From and after Closing, to the extent that prior to termination of the Brazilian Distributor Agreement, Seller is obligated thereunder to provide services or perform any other obligation with respect to end users that enter into agreements with the other party to the Brazilian Distributor Agreement after the Closing Date, Seller shall delegate and subcontract such services and obligations to Purchaser, and Purchaser shall perform such services and obligations, in accordance with the terms of the Brazilian Distributor Agreement. In the event that Purchaser renders any such services, Seller shall promptly remit to Purchaser any amounts received by Seller or its Affiliate from the other party to the Brazilian Distributor Agreement with respect to such services.

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1     OBLIGATIONS OF SELLER AND SELLER'S PARENT.

         From and after the Effective Time, Seller's Parent and Seller jointly and severally covenant and agree to defend, indemnify and hold harmless Purchaser and its Affiliates, officers, directors, employees, agents, advisers and representatives (collectively, "Purchaser Indemnitees") from and against, and pay or reimburse Purchaser Indemnitees for Losses, resulting from or arising out of:

         (a) any (i) inaccuracy or misrepresentation of any representation or warranty made by Seller's Parent or Seller herein or in any certificate, instrument or other document required to be delivered by Seller's Parent or Seller hereunder or in connection with the consummation of the transactions contemplated hereby, or (ii) breach of any covenant made by Seller's Parent or Seller in Sections 7.2 or 7.3 hereof that is not a knowing breach. For purposes of determining whether a representation or warranty by Seller's Parent or Seller has been breached, resulting in an obligation to indemnify Purchaser Indemnitees under this Article, and for purposes of determining the extent of a Loss, all references to "Material Adverse Effect" or other materiality qualifiers contained in the representations and warranties shall be disregarded;

         (b) the non-fulfillment in any material respect by Seller of any covenant or agreement made by Seller in this Agreement, other than a breach of any covenant in Sections 7.2 or 7.3 hereof that is not a knowing breach (which shall be subject to indemnification under Section 12.1(a));

         (c) all Excluded Liabilities;

         (d) the failure of Seller to comply with any applicable Bulk Sales
Laws;

         (e) the matter described in Schedule 5.12; and

         (f) the performance or non-performance by Seller and its Subsidiaries of the Retained Services.

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12.2     LIMITATIONS ON SELLER'S INDEMNIFICATION.

         Except for inaccuracies in the representations and warranties contained in Sections 5.1, 5.2, 5.17, 5.22 (only with respect to representations regarding title to the Acquired Assets) and 5.27, Seller's Parent and Seller shall not be required to indemnify and hold harmless Purchaser Indemnitees, and shall not have any liability with respect to any claim for indemnification pursuant to (i)
Section 12.1(a) or (ii) Sections 12.1(b) or (c) to the extent such indemnification claim is for an Excluded Liability related to a product, product warranty, product liability or Computer Software defect or flaw of which Seller has no Knowledge at Closing (collectively, the "Product Claims"), unless and until the aggregate amount of all such claims against Seller's Parent and Seller exceeds $1,000,000 and then only to the extent such aggregate amount exceeds $1,000,000. In no event shall the aggregate indemnification to be paid by Seller's Parent and Seller under (i) Section 12.1(a) or (ii) under Article 12 with respect to any Product Claim, exceed 25% of the Final Purchase Price, provided that such limitation shall not apply to claims based upon a breach of representations or warranties in Sections 5.1, 5.2, 5.9, 5.17, 5.22 and 5.27 or to a Product Claim that arises under an Excess Liability Contract; provided, further that in no event shall the aggregate indemnification to be paid by Seller's Parent and Seller under Section 12.1(a) with respect to claims based upon a breach of representations or warranties in Sections 5.9 or 5.22 exceed the Final Purchase Price.

12.3     OBLIGATIONS OF PURCHASER AND PURCHASER'S PARENT.

         From and after the Effective Date, Purchaser and Purchaser's Parent jointly and severally covenant and agree to defend, indemnify and hold harmless Seller and its Affiliates, officers, directors, employees, agents, advisers and representatives (collectively, "Seller Indemnitees") from and against, and pay or reimburse Seller Indemnitees for Losses, resulting from or arising out of:

         (a) any inaccuracy or misrepresentation of any representation or warranty made by Purchaser or Purchaser's Parent herein or in any certificate, instrument or other document required to be delivered by Purchaser or Purchaser's Parent hereunder or in connection with the consummation of the transactions contemplated hereby;

         (b) the non-fulfillment by Purchaser in any material respect of any covenant or agreement made by Purchaser in this Agreement;

         (c) all Assumed Liabilities; and

         (d) the Lancashire Guaranty.

12.4     LIMITATIONS ON PURCHASER'S INDEMNIFICATION.

         Except for inaccuracies in the representations and warranties contained in Sections 6.1, 6.2 and 6.5, Purchaser shall not be required to indemnify and hold harmless Seller Indemnitees, and shall not have any liability with respect to any claim for indemnification pursuant to Section 12.3(a) unless and until the aggregate amount of all claims against Purchaser under such clause exceeds $1,000,000 and then only to the

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extent such aggregate amount exceeds $1,000,000. In no event shall the aggregate indemnification for breaches of representations and warranties to be paid by Purchaser under Section 12.3(a) exceed 25% of the Final Purchase Price, provided that such limitation shall not apply to claims based upon a breach of representations or warranties in Sections 6.1, 6.2 and 6.5.

12.5     ADJUSTMENTS TO INDEMNIFICATION PAYMENTS; SUBROGATION.

         Any payment made by Seller's Parent or Seller to Purchaser Indemnitees, on the one hand, or by Purchaser or Purchaser's Parent to Seller Indemnitees, on the other hand, pursuant to this Article 12 in respect of any claim shall be net of any insurance proceeds realized by and paid to the Indemnified Party in respect of such claim. Upon payment by Seller and Seller's Parent in full of any indemnification claim made by the Purchaser Indemnitees under Section 12.1 or the payment of any judgment or settlement with respect to a Third Party Claim, in each case, in respect of a Product Claim that arises under an Excess Liability Contract, and to the extent that Seller has first made reasonable efforts to collect the amount of such payment under any insurance policy held by Seller that covers the subject matter of the claim or Third Party Claim (to the extent that Seller has any such policy), Seller shall be subrogated to the extent of such payment to the rights of the Purchaser Indemnitee against any Person with respect to such subject matter, including, without limitation, any insurance company with whom the Purchaser Indemnitee has a policy covering such subject matter.

12.6     INDEMNIFICATION PROCEDURES.

         (a) In the case of any claim, demand or liability asserted by any Third Party or entity who is not a Party to this Agreement ("Third Party Claim") against a Party who may be entitled to indemnification under this Agreement (the "Indemnified Party"), written notice shall be given promptly by the Indemnified Party to the Party who may be required to provide indemnification (the "Indemnifying Party"), and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense, compromise and settlement of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party and (ii) the omission by any Indemnified Party to promptly give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent, and only to the extent, that the Indemnifying Party is prejudiced thereby. The assumption of the defense, compromise and settlement of such claim or litigation by the Indemnifying Party will not be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to such claim or litigation. If the Indemnifying Party fails to assume the defense of any Third Party Claim within thirty (30) days notice thereof by the Indemnified Party, the Indemnified Party may assume control of the defense of the Third Party Claim. In all cases, the Party without the right to control the defense of the Third Party Claim may participate in, but not control, the defense with counsel of its own choice at its own expense and shall have the right to have its recommendations taken into consideration by the Party which has assumed control of the defense of the Third Party Claims, without

                                     - 49 -

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any obligation by such Party controlling the defense to act or not act upon such recommendation. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable Third Party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and, subject to the limitations of Sections 12.2, 12.4, and 12.5, pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such Third Party Claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Third Party Claim that the Indemnifying Party has an obligation to pay hereunder, if it is ultimately determined that the Indemnified Party is entitled to indemnification for such claim or litigation under this Article 12, shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept plus the Losses of the Indemnified Party relating to such Third Party Claim through the date of its rejection of the settlement offer or (ii) the aggregate Losses of the Indemnified Party with respect to such Third Party Claim.

         (b) In the event that the Indemnified Party shall in good faith determine that (i) the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability, (ii) the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of Purchaser to conduct its business, or (iii) the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, in each case, the Indemnified Party shall have the right, at its own cost and expense, at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim. If it is ultimately determined that the Indemnified Party is entitled to indemnification for such claim under this Article 12, (a) all of the reasonable costs and expenses of such counsel with respect to the defense, settlement, negotiation or litigation relating to such claim shall be reimbursed by the Indemnifying Party if the Indemnified Party assumed control therefor pursuant to clause (iii) and (b) one-half of the reasonable costs and expenses of such counsel shall be reimbursed by the Indemnifying Party if the Indemnified Party assumed control therefor pursuant to clause (i). In no event shall the Indemnifying Party be required to reimburse the Indemnified Party for any costs or expenses of counsel with respect to the defense, settlement, negotiation or litigation relating to such claim if the Indemnified Party assumed control therefor pursuant to clause (ii). If the Indemnified Party does so take over and assume control of the defense, compromise and settlement, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld, and the Indemnifying Party shall not be responsible for the fees of counsel to the Indemnified Party. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate and render to each other such assistance as may reasonably be requested in order to ensure the

                                     - 50 -

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proper and adequate defense of any claim or litigation subject to this Article
12 and the records of each shall be available to the other with respect to such defense.

12.7     TIME LIMITATION.

         All claims for indemnification and reimbursement under Section 12.1(a)(other than claims for breaches of the representations and warranties in Section 5.23) or 12.3(a) hereunder must be asserted on or prior to January 31, 2005 (the "Expiration Date"), except (i) as to any claims for, or any claims that may result in, Losses for which indemnity may be sought hereunder of which the Indemnifying Party has received written notice from the Indemnified Party on or before the Expiration Date or (ii) as to any representation, warranty or agreement expressly surviving beyond the Expiration Date as set forth in Section 15.2, and then such claims must be asserted on or prior to the expiration of the applicable period set forth in Section 15.2 with respect to such representation, warranty or agreement. Any claim for indemnification and reimbursement under
Article 12 with respect to a Product Claim, whether based on a breach of representation or warranty or as an Excluded Liability, to the extent that such claim is based on a breach of warranty of an Assigned Contract, must be asserted on or prior to the expiration of the applicable warranty to the customer with respect to such Product Claim.

12.8     REMEDIES EXCLUSIVE.

         From and after the Effective Time, the rights and remedies provided in this Article 12 shall be the sole and exclusive remedy for any breach of or inaccuracy in any representation or warranty or any breach of any covenant or agreement contained in this Agreement or any certificate, instrument or other document provided pursuant to this Agreement, other than the Transition Services Agreement (other than in the case of fraud or any willful breach of any representation and warranty prior to the date of the Closing).

12.9     CHARACTERIZATION OF INDEMNITY PAYMENTS; TAX DISCLOSURE.

         Any payment made pursuant to Sections 12.1 and 12.3 shall be treated by the Parties as an adjustment to the Purchase Price unless otherwise required by applicable Law. Notwithstanding any provision of this Agreement, the other Acquisition Documents and the Confidentiality Agreement described in Section
13.1 below to the contrary, each Party (and each employee, representative, or other agent of the Parties) is hereby expressly authorized to disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transactions contemplated by this Agreement, the other Acquisition Documents and the Confidentiality Agreement; provided that the confidentiality provisions of this Agreement, other Acquisition Documents and the Confidentiality Agreement shall continue to apply to the extent that any information (e.g., names of the Parties) is not necessary to understand the Tax treatment or Tax structure of the transactions contemplated hereby and thereby.

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                                   ARTICLE 13
                      CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

13.1     CONFIDENTIALITY.

         The provisions of that certain Confidentiality Agreement dated March 4, 2002 by and between Purchaser and Seller's Parent, or a subsidiary thereof, as amended by Section 12.9 hereof, are hereby incorporated herein in their entirety, except that the restrictions of such Confidentiality Agreement shall terminate at the Effective Time.

13.2     PUBLIC ANNOUNCEMENTS.

         Except with respect to the disclosure of Tax treatment and Tax structure of the transactions contemplated hereby as described in Section 12.9 hereof, Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other Party reasonably objects thereto, unless the same may be required by applicable Law.

                                   ARTICLE 14
                                   TERMINATION

14.1     TERMINATION.

         This Agreement may be terminated:

         (a) by the mutual consent of Purchaser and Seller;

         (b) by written notice of Purchaser if any condition in Article 9 becomes impossible of performance (other than as a result of a breach or Default by Purchaser in the performance of its obligations hereunder);

         (c) by written notice of Seller if any condition in Article 10 becomes impossible of performance (other than as a result of a Default by Seller in the performance of its obligations hereunder);

         (d) by written notice of any Party not in material default of its obligations under this Agreement if the other Party is in material default of its obligations (the "Defaulting Party") and the Defaulting Party has failed to cure such breach within 45 days after written notice is delivered by the non-defaulting Party to the Defaulting Party; or

         (e) by written notice of either Party (other than a Party that is in material default of its obligations under this Agreement) if the Closing shall not have occurred on or before August 31, 2003.

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

14.2     EFFECT OF TERMINATION.

         As to any Losses of either Party arising from the effect of termination or abandonment of this Agreement by the other Party, such Party is entitled to pursue its rights or remedies against the other Party to the extent such rights or remedies may be available at law or in equity.

                                   ARTICLE 15
                               GENERAL PROVISIONS

15.1     DEFINITIONS.

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         (a) "ACCOUNTING ARBITRATOR" means KPMG LLP, to the extent it is not then retained as auditor or adviser to Purchaser, Seller or their respective Affiliates.

         (b) "ACCOUNTS RECEIVABLE" means accounts receivable, notes receivable and other monies due for sales and deliveries of goods or performance of services arising out of the conduct of the Business.

         (c) "ACQUIRED ASSETS" has the meaning set forth in Section 1.1.

         (d) "ACQUIRED BOOKS AND RECORDS" has the meaning set forth in Section 1.1(f).

         (e) "ACQUIRED EQUIPMENT" has the meaning set forth in Section 1.1(b).

         (f) "ACQUISITION DOCUMENTS" means this Agreement and the other documents or agreements to be executed in connection herewith.

         (g) "ACQUISITION PROPOSAL" means any proposal or offer from any Person other than Purchaser relating to any acquisition of all or any material part of the Acquired Assets, or the sale or issuance of any equity interests of Seller or any Person formed by Seller or any Related Person of Seller to which any of the Acquired Assets may be contributed, or any merger or consolidation of Seller or of any Person formed by Seller or any Related Person of Seller to which any Acquired Assets may be contributed.

         (h) "ADJUSTMENT DATE" means the date the Accounting Arbitrator notifies Purchaser and Seller of its determination of the Final Purchase Price according to the provisions of Section 3.3.

         (i) "AFFILIATE" of a Person, means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         (j) "AGREEMENT" has the meaning set forth in the introductory paragraph of this Agreement.

         (k) "ALLOCABLE CONSIDERATION" shall have the meaning set forth in
Section 3.5.

         (l) "ALLOCATION" shall have the meaning set forth in Section 3.5.

         (m) "ANTITRUST LAWS" means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law or Order designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

         (n) "ASSIGNED ACCOUNTS RECEIVABLE" has the meaning set forth in Section 1.1(i).

         (o) "ASSIGNED CONTRACTS" has the meaning set forth in Section 1.1(c).

         (p) "ASSIGNED INTELLECTUAL PROPERTY" has the meaning set forth in
Section 1.1(d).

         (q) "ASSIGNED PERMITS" has the meaning set forth in Section 1.1(g).

         (r) "ASSIGNED REAL PROPERTY LEASES" has the meaning set forth in
Section 1.1(a).

         (s) "ASSUMED LIABILITIES" has the meaning set forth in Section 2.1.

         (t) "BALANCE SHEET LIABILITIES" means the amount of (i) trade accounts payable of the Business (excluding those accounts that have been paid by Seller pursuant to issued checks that remain outstanding at the Effective Time) that are related directly to the Business or the Acquired Assets, but only to the extent such trade accounts payable are reflected on the March 31 Balance Sheet, or incurred after March 31, 2003 in the Ordinary Course of Business and (ii) all current liabilities of Seller other than the Excluded Liabilities, but only to the extent such Liabilities are reflected on the March 31 Balance Sheet, or incurred after March 31, 2003 in the Ordinary Course of Business.

         (u) "BENEFICIARY" shall have the meaning set forth in Section 8.3(b).

         (v) "BOOKS AND RECORDS" means all existing data, Databases, books, records (except those records in Seller's corporate offices or at off-site storage facilities which are duplicates of the Books and Records of the Business), correspondence, business plans and projections, records of sales, customer and vendor lists, files, papers, and, to the extent permitted under applicable Law, copies of historical personnel, payroll and medical records of each of the Employees in the possession of Seller, including employment applications, employment agreements, confidentiality and non-compete agreements, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents, and any summaries of such documents regularly prepared by Seller; all reported medical claims made for each Employee; and all manuals and printed instructions of Seller.

         (w) "BRAZILIAN DISTRIBUTOR AGREEMENT" means that certain Master Distributor Agreement between Health Data Sciences Corporation d/b/a Per-Se Technologies and Kontrol Negocios e Participacoes S/C LTDA, dated May 1, 2000, together with that certain Letter Amendment to the Master Distributor Agreement, dated June 19, 2001.

         (x) "BULK SALES LAWS" shall have the meaning set forth in Section 15.6.

         (y) "BUSINESS" shall have the meaning set forth in the second introductory paragraph of this Agreement.

         (z) "BUSINESS DAY" means any day on which national banks are open for business in New York, NY.

         (aa) "CLOSING" shall have the meaning set forth in Section 4.1.

         (bb) "CLOSING BALANCE SHEET" means the unaudited balance sheet of the Business as of the Effective Time (without giving effect to the Closing) furnished to Purchaser and prepared in accordance with the same methodology used by Seller to prepare the Financial Statements.

         (cc) "CLOSING DATE" shall have the meaning set forth in Section 4.1.

         (dd) "COBRA" shall have the meaning set forth in Section 5.18(c).

         (ee) "COMPETING BUSINESS" means any business involving the development, sale and maintenance of facility-wide computerized clinical patient record software for acute care facilities in any jurisdiction in which such activities are at any time conducted by the Business (including, without limitation, the States of California and New York). A "Competing Business" does not include (i) any operations being conducted at the Effective Time by Seller or Seller's Parent or any direct or indirect subsidiary of Seller's Parent outside of the Business; (ii) any business subsequently acquired by Seller, Seller's Parent or any direct or indirect subsidiary of Seller's Parent, provided, that less than 10% of the revenues of such acquired business are derived from a Competing Business; and (iii) with respect to the activities that it conducts at the time of the acquisition, the business of any Person that acquires the Seller or the Seller's Parent or any of their respective assets.

         (ff) "COMPUTER SOFTWARE" means all computer programs, materials, tapes, source and object codes, and all prior and proposed versions, releases, modifications, updates, upgrades and enhancements thereto, as well as all documentation and listings related thereto.

         (gg) "CONSENT" means any consent, approval, authorization, clearance, exception, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

         (hh) "CONTRACT" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, License, obligation, mortgage, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which a Person is a party or that is binding on a Person.

         (ii) "DATABASES" means databases in all forms, versions and media, together with prior and proposed updates, modifications and enhancements thereto, as well as all documentation and listings therefor.

         (jj) "DEFAULT" means (A) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (B) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (C) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

         (kk) "DEFAULTING PARTY" shall have the meaning set forth in Section 14.1(d).

         (ll) "DETERMINATION MATERIALS" means the statement of Working Capital, the Closing Balance Sheet, the Working Capital Objection, the Working Capital Reconciliation and all work papers related thereto.

         (mm) "DISPUTE NOTICE" shall have the meaning set forth in Section 15.4(a).

         (nn) "EFFECTIVE TIME" shall have the meaning set forth in Section 4.1.

         (oo) "EMPLOYEES" shall have the meaning set forth in Section 5.15(a).

         (pp) "EMPLOYEE BENEFIT PLAN" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, agreement, understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (A) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law,
(B) written or oral, (C) funded or unfunded, (D) actual or contingent or (E) arrived at through collective bargaining or otherwise.

         (qq) "ENVIRONMENTAL LAW" means any and all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), or emissions, discharges, releases, or threatened releases of, or the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, any Hazardous Material, including, (A) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.

Sections 9601 et seq. ("CERCLA") and the Occupational Safety and Health Act; (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 et seq., ("RCRA"); (C) the Emergency Planning and Community Right to Know Act (42 U.S.C. Sections 11001 et seq.); (D) the Clean Air Act (42 U.S.C. Sections 7401 et seq.); (E) the Clean Water Act (33 U.S.C. I 1251 et seq.); (F) the Toxic Substances Control Act (15 U.S.C. I 2601 et seq.); (G) the Hazardous Materials Transportation Act (49 U.S.C. Sections 5101 et seq.); (H) the Safe Drinking Water Act (41 U.S.C. I 300f et seq.); (I) any state, county, municipal or local Laws similar or analogous to the federal Laws listed in parts (A)-(H) of this subparagraph, including, but not limited to: the Georgia Solid Waste Management Act, O.C.G.A. Sections 13-8-20 et seq., the Georgia Hazardous Waste Management Act, O.C.G.A. Sections 12-8-60 et seq., and the Georgia Hazardous Site Response Act, O.C.G.A. Sections 12-8-90 et seq. ("HSRA"), (J) any amendments to the Laws listed in parts (A)-(I) of this subparagraph, (K) any Laws or Orders adopted pursuant to or implementing the Laws listed in parts (A)-(J) of this subparagraph; and (L) any other Law or Order in effect relating to environmental protection.

         (rr) "ENVIRONMENTAL PERMITS" means any federal, state and local permits, licenses, approvals, Consents, Orders, registration, certificate and authorizations which are required under Environmental Laws in connection with the conduct of the Business as currently conducted or the ownership, use, or lease of the Acquired Assets.

         (ss) "EQUIPMENT" means all machinery, equipment, furniture, tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located, and any and all assignable warranties of Third Parties with respect thereto.

         (tt) "EQUIPMENT CHARGES" means rental charges payable or receivable and other payments or receipts applicable to the Equipment.

         (uu) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (vv) "ERISA AFFILIATE" means any entity which together with another entity would be treated as a single employer under Section 414 of the Internal Revenue Code.

         (ww) "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in
Section 3.1(a).

         (xx) "EXCESS LIABILITY CONTRACT" means any Assigned Contract that, on its face or upon judicial determination, is subject to unlimited Liability with respect to Product Claims (other than for fraud or bodily injury or death).

         (yy) "EXCLUDED ASSETS" has the meaning set forth in Section 1.2.

         (zz) "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.2.

         (aaa) "EXPIRATION DATE" shall have the meaning set forth in Section
12.7.

         (bbb) "FINAL ALLOCATION" shall have the meaning set forth in Section
3.5.

         (ccc) "FINAL PURCHASE PRICE" shall have the meaning set forth in
Section 3.1(b).

         (ddd) "FINANCIAL STATEMENTS" means the unaudited balance sheets and related statement of profits and losses of the Business as at December 31, 2002 and for the fiscal year then ended, the March 31 Balance Sheet and related statement of profits and losses of the Business prepared by Seller as at and for the period ended March 31, 2003.

         (eee) "FRCP" shall have the meaning set forth in Section 15.4(d).

         (fff) "FTC" shall have the meaning set forth in Section 8.1.

         (ggg) "GAAP" means generally accepted accounting principles as employed in the United States of America, applied consistently with prior periods and with Seller's historical practices and methods, provided that standards of materiality applicable to the Business shall be employed without regard to standards of materiality used by Seller in prior periods, and provided further, that Seller's historical practices and methods shall not be consistently applied to the extent they are not in accordance with GAAP.

         (hhh) "GOODS CONTRACT" means any Contract or commitment to sell or supply products.

         (iii) "HAZARDOUS MATERIALS" means (A) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (B) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

         (jjj) "HIRED EMPLOYEES" means all Offered Employees who accept Purchaser's offer of employment as contemplated in Section 11.1.

         (kkk) "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         (lll) "HUMANITARIAN CITY SIICA" means that certain System Installation, Implementation, and Consulting Services Agreement between Seller and Sultan Bin Abdulaziz Medical & Educational Telecommunications Program dated December 29, 2001.

         (mmm) "IIPI" shall have the meaning set forth in Section 5.20.

         (nnn) "IMMIGRATION LAWS" means the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder.

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         (ooo) "IMPROVEMENTS" means all buildings, structures, fixtures and other improvements included in the Real Property.

         (ppp) "INDEBTEDNESS" means, for any Person without double counting, (A) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, (B) all indebtedness created or arising under any Lien with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (C) all obligations under leases that are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (D) liabilities in respect of unfunded vested benefits under any Employee Benefit Plan and (E) all obligations owed pursuant to any interest rate hedging arrangement.

         (qqq) "INFORMATION" means information or documentation owned by Seller or any Subsidiary thereof which information may include, but is not necessarily limited to, financial data, business plans, personnel information, drawings, samples, devices, trade secrets, technical information, results of research and other data in either oral or written form.

         (rrr) "INDEMNIFIED PARTY" shall have the meaning set forth in Section 12.6(a).

         (sss) "INDEMNIFYING PARTY" shall have the meaning set forth in Section 12.6(a).

         (ttt) "INTELLECTUAL PROPERTY" means all foreign and domestic (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, provisionals, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) designs, art work, labels, specifications, designs-in-progress, research and development, formulations, know-how, technology, algorithms, processes, prototypes, inventions, industrial models, and trade secrets; (c) trademarks, trade names, trade styles, service marks, product names, slogans, domain names, and registrations and applications thereof; (d) Internet web sites and the content thereof, copyrights and registrations thereof; (e) Computer Software; (f) Databases; (g) confidential or proprietary information; (h) intellectual property rights similar to any of the foregoing; (i) copies and tangible embodiments thereof (in whatever form or medium, including electronic media); (j) licenses of any of the foregoing; and
(k) all goodwill associated therewith.

         (uuu) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         (vvv) "IRS" means the Internal Revenue Service of the United States of America.

         (www) "JAPANESE DISTRIBUTOR AGREEMENTS" means the following agreements:
(1) Purchase and Distribution Agreement between Sumitomo Electric Systems Co., Ltd.

and Health Data Sciences Corporation, dated January 12, 1998; (2) Agreement Amendment, dated February 21, 2003; (3) Maintenance Agreement Addendum dated October 24, 2001; (4) Per-Se Services Agreement between Sumitomo Electric Systems Co., Ltd. and Health Data Sciences Corporation, dated October 24, 2001; and (5) Agreement Addendum for UltiData Toolset, dated March 31, 1999.

         (xxx) "KNOWLEDGE" and the phrases "to the knowledge of Seller," "Seller has not received notice," "to Seller's knowledge," "Seller is not aware" and any other similar phrases as used with respect to Seller (including references to Seller being aware of a particular matter) means the personal knowledge of Phil Pead, Karen B. Andrews, Chris E. Perkins, J. Scott Thompson, Louis C. Parker III and Mark E. Hollar, in each case after due inquiry, which shall include reasonable inquiry of John Lauer.

         (yyy) "LABOR CLAIMS" means claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment Law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration, wrongful dismissal or any other claim based on the employment relationship or termination of the employment relationship.

         (zzz) "LANCASHIRE GUARANTY" shall have the meaning set forth in Section 7.8.

         (aaaa) "LAW" means any code, directive, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

         (bbbb) "LEASED REAL PROPERTY" means all real property, together with all improvements thereon (including construction in progress) and appurtenances thereto located on such real property), leased by Seller under the Assigned Real Property Leases.

         (cccc) "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course of Business) of any type, secured or unsecured whether accrued, absolute or contingent, direct or indirect, liquidated or unliquidated, matured or unmatured, known or unknown or otherwise.

         (dddd) "LICENSE" means any license, franchise, notice, permit, easement, right, certificate, authorization, approval or filing to which any Person is a party or that is or may be binding on any Person or its securities, property or business.

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         (eeee) "LIEN" means any conditional sale agreement, covenant, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, right of way, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

         (ffff) "LITIGATION" means any suit, action, administrative or other audit (other than regular audits of financial statements by outside auditors) proceeding, arbitration, cause of action, charge, claim, complaint, compliance review, criminal prosecution, grievance inquiry, hearing, inspection, investigation (governmental or otherwise), notice (written or oral) by any Person alleging potential Liability or requesting information.

         (gggg) "LOSS" means any and all direct or indirect Litigation, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, Liabilities, costs, expenses (including (A) interest, penalties and reasonable attorneys' fees and expenses, (B) reasonable attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and
(C)consultant's fees and other costs of defense or investigation), and interest on any amount payable to a Third Party as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Effective Time or thereafter.

         (hhhh) "MARCH 31 BALANCE SHEET" means the unaudited balance sheet of the Business as of March 31, 2003 furnished to Purchaser.

         (iiii) "MATERIAL" or "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         (jjjj) "MATERIAL ADVERSE EFFECT" or "Material Adverse Change" when used in connection with a Person means any change, event, violation, inaccuracy or circumstance the effect of which is both material and adverse to (A) the business, results of operations or financial condition of such Person and its parent or subsidiaries, taken as a whole or (B) the ability of such Person to perform any of its material obligations under this Agreement or the Acquisition Documents to which it is a party; provided, however, none of the following shall be deemed, in and of itself, to be a Material Adverse Effect with respect to a
Person: (w) a change that primarily results from changes in the regulatory environment affecting or other events affecting the healthcare information technology industry as a whole (which changes do not disproportionately affect the Person relative to other participants in such industry in any material respect), (x) a change that primarily results from economic or political conditions or events affecting the United States economy or world economy, (y) a change that results from the announcement or pendency of this Agreement and the transactions contemplated hereby, except if such change is the result of the failure of Seller to obtain Consents that (1) are required as the result of the transactions contemplate hereby and (2) Seller did not disclose to Purchaser in the Schedules hereto or (z) a change that results directly from action taken by such Person that is required in order to fulfill its obligations hereunder.

         (kkkk) "OFFERED EMPLOYEES" has the meaning set forth in Section 11.1.

         (llll) "OFFSITE MIGRATION" means the migration of Hazardous Materials onto or under such parcel discharged, dumped, released, spilled, leaked, buried or disposed of on or from land neighboring such parcel.

         (mmmm) "ORDER" means any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

         (nnnn) "ORDINARY COURSE OF BUSINESS" an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (A) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (B) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (C) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

         (oooo) "PANEL" shall have the meaning set forth in Section 15.4(c).

         (pppp) "PARTY" means any party hereto and "PARTIES" means all parties hereto.

         (qqqq) "PAYEE" shall have the meaning set forth in Section 8.3(b).

         (rrrr) "PAYOR" shall have the meaning set forth in Section 8.3(b).

         (ssss) "PERMIT" means any Regulatory Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

         (tttt) "PERMITTED ENCUMBRANCES" means (A) Liens for Taxes not yet due and payable (other than Taxes arising out of the transactions contemplated by this Agreement and with respect to which adequate reserve has been made); (B) statutory mechanics', materialmen's, contractor's, warehousemen's, repairmen's and other similar statutory Liens arising in the ordinary course and which are not delinquent; and (C) in respect of Intellectual Property, Liens that do not materially interfere with the current use of the Acquired Assets subject to such Lien or the operation of the Business.

         (uuuu) "PERSON" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

         (vvvv) "PERSONAL PROPERTY TAXES" means ad valorem taxes imposed upon the Acquired Assets other than the Leased Real Property.

         (wwww) "PRE-CLOSING TAX PERIOD" means any taxable period (or a portion thereof) ending on or prior to the Effective Time.

         (xxxx) "PRODUCT CLAIMS" shall have the meaning set forth in Section
12.2.

         (yyyy) "PRORATION ITEMS" means Utility Charges, Rental Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts (including amounts owed pursuant to transferable Permits applicable to the Acquired Assets and transferred to Purchaser hereunder) and including accruals or prepayments thereof.

         (zzzz) "PURCHASER" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (aaaaa) "PURCHASER INDEMNITEES" shall have the meaning set forth in
Section 12.1.

         (bbbbb) "PURCHASER'S PARENT" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (ccccc) "REAL PROPERTY LEASES" means any and all real property leases, subleases, licenses and occupancy agreements pursuant to which Seller is the lessee, sublessee, licensee or occupant of real property used in the Business, and any and all assignable warranties of Third Parties with respect thereto, and any amendments, extensions and renewals of such real estate leases.

         (ddddd) "REAL PROPERTY TAXES" means all ad valorem taxes imposed upon any portion of the Leased Real Property, general assessments imposed with respect to the Leased Real Property and special assessments upon the Leased Real Property.

         (eeeee) "RECIPIENT" shall have the meaning set forth in Section 8.3(b).

         (fffff) "REGULATORY AUTHORITY" means any federal, state, county, local, foreign or other governmental, public or regulatory courts, agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies.

         (ggggg) "RELATED PERSON" with respect to a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;
(C) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity). With respect to a specified Person other than an individual: (aa) any

Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (bb) any Person that holds a Material Interest in such specified Person; (cc) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (dd) any Person in which such specified Person holds a Material Interest; and (ee) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (I) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (II) the "Family" of an individual includes (1) the individual,
(2) the individual's spouse, (3) any other natural person who is the parent, child, grandparent, grandchild or sibling of the individual or the individual's spouse and (4) any other natural person who resides with such individual; and
(III) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         (hhhhh) "RENTAL CHARGES" means common area maintenance charges, merchant association dues, insurance reimbursement and rental charges payable or receivable and other payments or receipts (other than Real Property Taxes) applicable to the Leased Real Property.

         (iiiii) "RETAINED SERVICES" shall have the meaning set forth in Section 11.13(c)(i).

         (jjjjj) "SELLER" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (kkkkk) "SELLER INDEMNITEES" shall have the meaning set forth in
Section 12.3.

         (lllll) "SELLER'S PARENT" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (mmmmm) "SENIOR EXECUTIVES" shall have the meaning set forth in Section 15.4(a).

         (nnnnn) "SERVICES CONTRACT" means any Contract to perform maintenance, services or similar duties.

         (ooooo) "STRADDLE CONTRACTS" shall have the meaning ascribed to such term in Section 11.13(a).

         (ppppp) "SUBJECT EMPLOYEES" means the Offered Employees listed on Exhibit B.

         (qqqqq) "SUBSIDIARY" of a Person means any business entity of which the Person either (A) owns or controls 50% or more of the outstanding equity securities, either directly or indirectly, included any such entity the equity securities of which are owned or controlled in a, (B) in the case of partnerships, serves as a general partner, (C) in the case of a limited liability company, serves as a managing member, or (D) otherwise has the ability to elect a majority of the directors, trustees, managing members or others thereof.

         (rrrrr) "SUCCESSOR LIABILITY TAXES" shall have the meaning set forth in
Section 5.17.

         (sssss) "TAX" means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Regulatory Authority, including any interest, penalties, and additions imposed thereon or with respect thereto.

         (ttttt) "TAX ALLOCATION OBJECTION" shall have the meaning set forth in
Section 3.5.

         (uuuuu) "TAX ARBITRATOR" means mutually acceptable accounting firm which is not the past or then current principal auditor of the Purchaser or the Seller

         (vvvvv) "TAX RETURN" means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.

         (wwwww) "THIRD PARTY" means any Person other than a Party or a Related Person of a Party.

         (xxxxx) "THIRD PARTY CLAIM" shall have the meaning set forth in Section 12.6(a).

         (yyyyy) "TRANSFER TAXES" means all sales, use, value-added, transfer and all other similar non-income taxes imposed on or arising out of the purchase, sale and transfer of the Acquired Assets from Seller and its Subsidiaries to Purchaser and its Affiliates hereunder.

         (zzzzz) "UK LEASE" means the capital lease entered into by and between Per-Se Technologies (UK) Limited and GE Capital Equipment Finance, Ltd. trading as Sun Microsystems Finance, dated August 29, 2002.

         (aaaaaa) "UNDISCLOSED LIABILITIES" means any Liability of the Business that is not fully reflected or provided for in the March 31 Balance Sheet.

         (bbbbbb) "UTILITY CHARGES" means all water, sewer, electricity, gas and other utility charges, if any, applicable to the Leased Real Property or the operation of the Business.

         (cccccc) "WARN" shall have the meaning set forth in Section 5.15(c).

         (dddddd) "WORKING CAPITAL" means, as of the Effective Time, the amount calculated by subtracting the current liabilities the Business included in the Assumed Liabilities as of that date from the current assets of the Business (excluding cash) included in the Acquired Assets as of that date, in each case determined from the Closing Balance Sheet and within the principles set forth in
SCHEDULE 15.1.

         (eeeeee) "WORKING CAPITAL OBJECTION" shall have the meaning set forth in Section 3.3(c).

         (ffffff) "WORKING CAPITAL RECONCILIATION" means a statement reconciling the Working Capital included in the Closing Balance Sheet with the working capital of the Business as of March 31, 2003.

15.2     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties contained in this Agreement (including the Schedules) or in any document, certificate or other instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and shall terminate on January 31, 2005, except for the representations and warranties set forth in (i) Section 5.22, which shall survive until the third anniversary of the Effective Time, (ii) Section 5.9, which shall survive until the fifth anniversary of the Effective Time,
(iii) Sections 5.16 and 5.17, each of which shall survive until the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) and (iv) Sections 5.1 and 5.2, which shall survive without limitation.

15.3     OBLIGATIONS OF SELLER AND PURCHASER.

         Seller's Parent agrees to take all actions necessary to cause Seller to perform its obligations under this Agreement and to guarantee the obligations of Seller hereunder. Purchaser's Parent agrees to take all actions necessary to cause each of Purchaser and UK Purchaser to perform its obligations under this Agreement and to guarantee the obligations of Purchaser and UK Purchaser hereunder.

15.4     ARBITRATION.

         (a) The Parties shall attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement, any other Acquisition Document (except for the Transition Services Agreement) or the performance by the Parties of its or their terms (other than the resolution of an Working Capital Objection, which shall be resolved as provided in Section 3.3(c), or the resolution of a Tax Allocation Objection, which shall be resolved as provided in
Section 3.5) promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this contract (collectively the "Senior Executives"). Either Party may give the other Party written notice of any dispute not resolved in the Ordinary Course of Business (the "Dispute Notice"). The Dispute Notice shall include (i) a statement of that Party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will be representing that Party and of any other person who will accompany the executive. Within fifteen (15) days after delivery of the Dispute Notice, the receiving Party shall respond with (i) a statement of that Party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within thirty
(30) days after delivery of the Dispute Notice, the Senior Executives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. The Senior Executives shall discuss the dispute and attempt to resolve it without the necessity of any formal proceeding. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

         (b) If the matter is not resolved by the Senior Executives within sixty
(60) days of the Dispute Notice or if the Senior Executives failed to meet within thirty (30) days after delivery of the Dispute Notice, the matter shall be settled by binding arbitration held in New York, New York. The Commercial Arbitration Rules of the American Arbitration Association are hereby incorporated by reference; provided, however, that the Parties do not intend any arbitration hereunder to be administered by the American Arbitration Association. The interpretation and enforceability of this Section 15.4 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. Section 1-16.

         (c) The panel to be appointed shall consist of three neutral arbitrators (the "Panel"). One arbitrator shall be appointed by a Party to the dispute and one arbitrator shall be appointed by the other Party to the dispute within thirty (30) days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of the two selected arbitrators and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement.

         (d) The Panel shall allow such discovery as the Panel determines appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable. The Federal Rules of Civil Procedure (the "FRCP") are hereby incorporated by reference for purposes of the discovery process; provided that the FRCP may be waived by the Parties by written agreement, or by the Panel. The Panel shall give the Parties written notice of the decision, with the reasons therefor set out. The decision of the Panel shall be final, binding, and conclusive with respect to all Persons (including the Parties), including Persons (including Parties) who have failed or refused to participate in the arbitration process.

         (e) The Panel shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined to be appropriate by the Panel.

         (f) Judgment upon the award rendered by the Panel may be entered in any court having appropriate jurisdiction.

         (g) All proceedings under this Section 15.4, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all Parties.

         (h) The fact that the dispute resolution procedures specified in this
Section 15.4 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement or any other Acquisition Document and during the pendency of any such procedure all Parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement or any Acquisition Document that may be available to any Party.

         (i) All applicable statutes of limitation shall be tolled while the procedures specified in this Section 15.4 are pending. The Parties will take such action, if any, required to effectuate such tolling.

15.5     FEES AND EXPENSES.

         (a) Except as otherwise specifically provided below or elsewhere in this Agreement, regardless of whether the transactions contemplated by this Agreement are consummated, Seller and Purchaser each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth herein, Seller shall not pay any Excluded Liabilities or any fees or expenses incurred by Seller in connection with the transactions contemplated by this Agreement by using the Acquired Assets or any portion thereof, and if prior to the Effective Time a portion of the Acquired Assets is used to pay any Excluded Liabilities, or any of such fees and expenses, Seller shall reimburse Purchaser by the amount of Acquired Assets so used.

         (b) Purchaser shall pay for any and all owner's title insurance policies, surveys and fees related to the title insurance company's participation in the Closing in connection with the Acquired Assets.

         (c) Each of Purchaser and Seller shall pay fifty percent (50%) of all Transfer Taxes. Purchaser and Seller shall each file the Tax Returns and other documents related to the Transfer Taxes required to be filed by each under applicable Law. The Parties will cooperate to the extent reasonably necessary to make such Tax Returns or filings as may be required and to minimize such Transfer Taxes.

         (d) Seller shall pay any fees and expenses in connection with the prepayment, release, satisfaction or removal of any Liens affecting the Acquired Assets.

15.6     BULK SALES LAWS.

         Notwithstanding anything herein to the contrary, Purchaser and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar Law) ("Bulk Sales Laws") in connection with the transactions contemplated by the Acquisition Documents.

15.7     NOTICES.

         All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by facsimile) and shall be delivered (a) in person or by courier or overnight service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

         (a) If to Seller or Seller's Parent:

                           Per-Se Technologies, Inc.
                           2840 Mt.Wilkinson Parkway
                           Atlanta, Georgia 30339
                           Suite 400
                           Attention: General Counsel
                           Telephone: (770) 444-5300
                           Facsimile: (770) 444-4502

                  with a copy (which shall not constitute notice) to:

                           Alston & Bird LLP
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Attention: J. Vaughan Curtis
                           Telephone: (404) 881-7000
                           Facsimile: (404) 881-7777

         (b) If to Purchaser, UK Purchaser or Purchaser's Parent:

                           Misys Hospital Systems, Inc.
                           8529 Six Forks Road
                           Raleigh, NC 27615
                           Attention: Legal Counsel
                           Telephone: (919) 847-8102
                           Facsimile: (919) 846-1555
                  or

                           Misys plc
                           Burleigh House
                           Chapel Oak, Salford Priors
                           Eversham WR11 85P
                           United Kingdom
                           Attention: Company Secretary
                           Facsimile: +44-1386 871045

                  with a copy (which shall not constitute notice) to:

                           Debevoise & Plimpton
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Andrew L. Bab
                           Telephone (212) 909-6000
                           Facsimile: (212) 909-6836

or to such other address as the Parties hereto may designate in writing to the other in accordance with this Section 15.7. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other Parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

15.8     ASSIGNMENT

         Prior to the Closing, this Agreement shall not be assignable by any of the Parties hereto without the written consent of the other; provided, however, that (a) prior to or at the Closing, Seller may transfer the Business and the Acquired Assets to any of its Related Persons and may assign any or all of its rights and obligations under this Agreement to such Related Person without the consent of Purchaser but no such assignment shall relieve Seller of any of its obligations under this Agreement; (b) prior to or at the Closing, Purchaser may assign any or all of its rights and obligations under this Agreement to any of its Related Persons without the consent of Sellers but no such assignment shall relieve Purchaser of any of its obligations under this Agreement; and (c) after the Closing, Purchaser may assign its interest in this Agreement to any Person (subject to all rights, remedies and defenses that Seller could assert against Purchaser) without the consent of Seller. From and after any such assignment, the word "Purchaser" shall mean such assignee.

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15.9     NO BENEFIT TO OTHERS.

         The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and they shall not be construed as conferring any Third Party beneficiary or any other rights on any other Persons.

15.10    HEADINGS AND GENDER; CONSTRUCTION; INTERPRETATION.

         (a) The table of contents and the captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to "Section" or "Article" shall be deemed to be references to a Section or Article of this Agreement.

         (b) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         (c) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser or Seller, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

15.11    COUNTERPARTS.

         This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto.

15.12    INTEGRATION OF AGREEMENT.

         (a) This Agreement, the Schedules, the Exhibits and the other Acquisition Documents constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, oral and written, between the Parties with respect to the subject matter hereof, including that certain letter of intent between Purchaser and Seller dated May 8, 2003.

         (b) Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought. The failure or delay of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any Party of any condition of this Agreement, or the breach of any term of this Agreement or the inaccuracy or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

15.13    GOVERNING LAW.

         Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York.

15.14    PARTIAL INVALIDITY.

         Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a Material Adverse Effect, the Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

15.15    INVESTIGATION.

         Purchaser acknowledges that its officers, directors, employees and authorized representatives and agents have been given an opportunity to examine the agreements, instruments, documents and other information, including the Acquired Assets, relating to the Business that they have requested to examine. The Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of a representation or warranty contained in this Agreement or any other Acquisition Document if and to the extent that such fact or combination of facts has been fairly disclosed in any section of the Schedules in each case in sufficient detail that it is reasonably apparent on its face that the facts or circumstances so disclosed qualify such representation or warranty.

                    (signatures appear on the following page)

         IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                           PURCHASER:

                                           Misys Hospital Systems, Inc.

                                           By: /s/ Charles R. Lambert
                                               ------------------------------
                                           Name: Charles R. Lambert
                                           Title: Authorized Signatory

                                           UK PURCHASER:

                                           Misys Healthcare Systems
                                           (International) Limited

                                           By: /s/ Charles R. Lambert
                                               ------------------------------
                                           Name: Charles R. Lambert
                                           Title: Authorized Signatory

                                           PURCHASER'S PARENT
                                           (only in respect of Article 12 and
                                           Section 15.3 hereof):

                                           Misys plc

                                           By: /s/ Ross K. Graham
                                               ------------------------------
                                           Name: Ross K. Graham
                                           Title: Corporate Development Director

                                           SELLER'S PARENT
                                           (only in respect of Article 12 and
                                           Sections 11.12 and 15.3 hereof):

                                           Per-Se Technologies, Inc.

                                           By: /s/ Philip M. Pead
                                                 ------------------------------
                                           Name: Philip M. Pead
                                           Title: President, CEO & Chairman of
                                                  the Board

                                           SELLER:

                                           PST Products, LLC

                                           By: /s/ Philip M. Pead
                                               --------------------------------
                                           Name: Philip M. Pead
                                           Title: Manager

                    PURCHASE AGREEMENT SCHEDULES AND ANNEXES

Schedule No.                            Caption                                         TAB
-------------------------------------------------------------------------------------------
SCHEDULE 1.1(a)            Assigned Real Property Leases                                 1

SCHEDULE 1.1(b)            Acquired Equipment                                            2

SCHEDULE 1.1(c)            Assigned Contracts                                            3

SCHEDULE 1.1(d)            Assigned Intellectual Property                                4

SCHEDULE 3.5               Allocation of Purchase Price                                  5

SCHEDULE 5.1               Foreign State Qualifications                                  6

SCHEDULE 5.2               Consents                                                      7

SCHEDULE 5.4               Financial Statements                                          8

SCHEDULE 5.5               Assigned Accounts Receivable                                  9

SCHEDULE 5.6(b)            Personal Property Liens                                      10

SCHEDULE 5.8(b)            Commitments for Capital Expenditures                         11

SCHEDULE 5.8(c)            Defaults                                                     12

SCHEDULE 5.8(d)            Terminations                                                 13

SCHEDULE 5.8(f)            Twenty (20) Largest Customers                                14

SCHEDULE 5.8(g)            Contracts with Related Parties                               15

SCHEDULE 5.9               Assigned Intellectual Property                               16

SCHEDULE 5.11(a)           Environmental Matters                                        17

SCHEDULE 5.11(a)(IV)       Environmental Permits                                        18

SCHEDULE 5.11(b)(II)       Release of Hazardous Materials                               19

SCHEDULE 5.11(b)(III)      Storage Tanks                                                20

SCHEDULE 5.11(b)(V)        Environmental Audits or Investigations                       21

SCHEDULE 5.11(b)(VI)       Location of Storage for Hazardous Materials                  22

SCHEDULE 5.12              Litigation                                                   23

SCHEDULE 5.13              Absence of Changes                                           24

SCHEDULE 5.14              Insurance                                                    25

SCHEDULE 5.15(a)           Employees                                                    26

SCHEDULE 5.15(c)           WARN Act Employment Loss                                     27

SCHEDULE 5.15(d)           Notices of Employee Health and Safety Violations             28

SCHEDULE 5.16              Employee Benefit Plans                                       29

SCHEDULE 5.19              Liabilities of Seller Payable for More Than 1 Year           30

SCHEDULE 5.22              Title Exceptions                                             31

SCHEDULE 5.23(a)           Warranties                                                   32

SCHEDULE 5.23(b)           Product Liability                                            33

SCHEDULE 5.24              Suppliers                                                    34

SCHEDULE 9.4               Required Consents                                            35

SCHEDULE 11.1              Offered Employees                                            36

SCHEDULE 11.13             Straddle Contracts                                           37

SCHEDULE 15.1              Working Capital                                              38

Annex No.

ANNEX 1.1(b)
ANNEX 5.4
ANNEX 5.5
ANNEX 5.8(f)
ANNEX 5.9
ANNEX 5.14
ANNEX 5.15(a)
ANNEX 5.24
ANNEX 11.1

         [The Schedules and Annexes listed above have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any such omitted Schedule or Annex to the Securities and Exchange Commission upon request.]

                  FIRST AMENDMENT DATED AS OF JULY 28, 2003 TO

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                          MISYS HOSPITAL SYSTEMS, INC.,

                            MISYS HEALTHCARE SYSTEMS
                            (INTERNATIONAL) LIMITED,

                                   MISYS PLC,

                                PST PRODUCTS, LLC

                                       AND

                            PER-SE TECHNOLOGIES, INC.

                            DATED AS OF JUNE 18, 2003

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of July 28, 2003, by and among Misys Hospital Systems, Inc., a Pennsylvania corporation ("Purchaser"), Misys Healthcare Systems (International) Limited, a company organized under the laws of England and Wales ("UK Purchaser"), Misys plc, a company organized under the laws of England and Wales ("Purchaser's Parent"), Per-Se Technologies, Inc., a Delaware corporation ("Seller's Parent"), and PST Products, LLC, a California limited liability company ("Seller").

         A. The parties hereto are parties to the Asset Purchase Agreement dated as of June 18, 2003 (the "Asset Purchase Agreement"), pursuant to which Seller desires to sell and Purchaser and UK Purchaser desire to purchase the Business, its operations, and certain of the assets of Seller and its Subsidiaries used therein;

         B. The parties have agreed to amend certain terms of the Asset Purchase Agreement as set forth herein;

            Capitalized terms used, but not defined, in this Amendment shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

         NOW, THEREFORE, upon the above premises and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

            1. Except as expressly amended hereby, the terms and provisions of the Asset Purchase Agreement will continue in full force and effect. The representations and warranties contained in Articles 5 and 6 of the Asset Purchase Agreement shall continue to be deemed to be made as of June 18, 2003 and shall not, by reason of this Amendment or otherwise, be deemed to have been made or remade at any later date.

         2. Seller hereby represents and warrants to Purchaser that each of Seller and Seller's Parent has full power and authority to enter into this Amendment. The execution, delivery and performance by each of Seller and Seller's Parent of this Amendment has been duly and validly authorized and approved by all necessary corporate action on its part. This Amendment is the legal, valid, and binding obligation of Seller and Seller's Parent enforceable against it in accordance with its terms.

         3. Purchaser hereby represents and warrants to Seller that each of Purchaser, UK Purchaser, and Purchaser's Parent has full power and authority to enter into this Amendment. The execution, delivery and performance by each of Purchaser, UK Purchaser, and Purchaser's Parent of this Amendment has been duly authorized and approved by all necessary action on its part. This Amendment is the legal, valid, and binding obligation of Purchaser, UK Purchaser, and Purchaser's Parent enforceable against it in accordance with its terms.

         4. Section 1.2(i) of the Asset Purchase Agreement is hereby deleted and replaced in its entirety by the following:

         "(i) the Humanitarian City SIICA, the Japanese Distributor Agreements, the Brazilian Distributor Agreement and any vehicle leases that are used in connection with the Business."

         5. Schedule 1.1(b) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with amended Schedule 1.1(b), attached hereto as Exhibit A.

         6. Schedules 1.1(c), 5.2 and 5.23(a) of the Asset Purchase Agreement are hereby amended so that each reference to the "Collaboration Agreement between Sema UK Limited, Per-Se Technologies (UK) Limited and PST Products, Inc., dated March 28, 2003" in such Schedules is deleted.

         7. The following is hereby added to the end of "I. P1 CUSTOMER CONTRACTS" on Schedule 11.13 of the Asset Purchase Agreement:

         "4.      NEW YORK CITY HEALTH & HOSPITAL CORP.

                  Sites
                  Bellevue Hospital Center
                  Coney Island Hospital
                  Elmhurst Hospital Center - New York
                  Harlem Hospital Center
                  Jacobi Medical Center
                  Kings County Hospital Center
                  Metropolitan Hospital Center
                  Woodhull Medical & MHC
                  North Bronx Hospital
                  Lincoln Medical

                  Contracts

                  a) New York City Health & Hospitals Corporation Computer System Acquisition Agreement, dated December 24, 1991; First Amendment, dated September 28, 1999; Second Amendment, dated September 28, 1999; Third Amendment dated July 18, 2002.

                  b) Agreement between New York City Health and Hospitals Corporation and Per-Se Technologies, dated December 28, 2000 (includes a Decision1 license).

                  c)       All related Service Agreements.

         8. Schedule 11.1 of the Asset Purchase Agreement is hereby amended: (i) to add Ann Clarke, Aurelio Gracia, Jr., William Johansen and Patty McKinney; and (ii) to delete Riva Brooks, Martyn Carney, Janis Gage, Duane Roquemore and Christina Shepel.

         9. This Amendment may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other parties hereto.

         10. Prior to the Closing, this Amendment shall not be assignable by any of the parties hereto without the written consent of the others; provided, however, that (a) prior to or at the Closing, Seller may transfer the Business and the Acquired Assets to any of its Related Persons and may assign any or all of its rights and obligations under this Amendment to such Related Person without the consent of Purchaser but no such assignment shall relieve Seller of any of its obligations under this Amendment; (b) prior to or at the Closing, Purchaser may assign any or all of its rights and obligations under this Amendment to any of its Related Persons without the consent of Sellers but no such assignment shall relieve Purchaser of any of its obligations under this Amendment; and (c) after the Closing, Purchaser may assign its interest in this Amendment to any Person (subject to all rights, remedies and defenses that Seller could assert against Purchaser) without the consent of Seller. From and after any such assignment, the word "Purchaser" shall mean such assignee.

         11. Neither this Amendment, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

         12. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Amendment shall be governed by and construed in all respects in accordance with the laws of the State of New York.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                           PURCHASER:

                           Misys Hospital Systems, Inc.

                           By: /s /Charles R. Lambert
                               ---------------------------
                           Name: Charles R. Lambert
                           Title: Director

                           UK PURCHASER:

                           Misys Healthcare Systems
                           (International) Limited

                           By: /s/ Charles R. Lambert
                               ---------------------------
                           Name: Charles R. Lambert
                           Title: Director

                           PURCHASER'S PARENT:

                           Misys plc

                           By: /s/ Ross K. Graham
                               ---------------------------
                           Name: Ross K. Graham
                           Title: Corporate Development Director

                           SELLER'S PARENT:

                           Per-Se Technologies, Inc.

                           By: /s/ Philip M. Pead
                               ---------------------------
                           Name: Philip M. Pead
                           Title: Chairman, President and CEO

                           SELLER:

                           PST Products, LLC

                           By: /s/ Philip M. Pead
                               --------------------------
                           Name: Philip M. Pead
                           Title: Manager

                                    EXHIBIT A

                                 SCHEDULE 1.1(b)

                                 See attachment.

[The Schedule listed above has been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of the omitted Schedule to the Securities and Exchange Commission upon request.]